AGREEMENT AND PLAN OF MERGER

                                  by and among

                       THORATEC LABORATORIES CORPORATION

                          LIGHTNING ACQUISITION CORP.

                          THERMO ELECTRON CORPORATION

                                      and

                           THERMO CARDIOSYSTEMS INC.




                          dated as of October 3, 2000

                          AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of October 3, 2000 by and among Thoratec Laboratories Corporation, a California corporation ("Thoratec"), Lightning Acquisition Corp., a Massachusetts corporation and wholly owned subsidiary of Thoratec ("Merger Sub"), Thermo Cardiosystems Inc., a Massachusetts corporation ("TCA"), and Thermo Electron Corporation, a Delaware corporation and majority stockholder of TCA ("TEC"), with respect to the following facts:

      A. The respective boards of directors of Thoratec, Merger Sub, TCA and TEC have approved and declared advisable the merger of Merger Sub with and into TCA (the "Merger"), upon the terms and subject to the conditions set forth herein, and have determined that the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, their respective stockholders.

      B. Pursuant to the Merger, among other things, the outstanding shares of TCA Common Stock, $0.10 par value ("TCA Common Stock"), will be converted into the right to receive shares of Thoratec Common Stock, no par value ("Thoratec Common Stock"), at the rate set forth herein.

      C. Simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the parties' willingness to enter into this Agreement, TEC and Thoratec are entering into a Shareholder Agreement (the "Shareholder Agreement") and a Registration Rights Agreement (the "Registration Rights Agreement").

      D. For United States federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").



ACCORDINGLY, THE PARTIES AGREE AS FOLLOWS:

                                    ARTICLE I

                                   THE MERGER



1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Massachusetts Business Corporation Law (the "Massachusetts Law"),
(i) Merger Sub shall be merged with and into TCA, (ii) the separate corporate existence of Merger Sub shall cease, and (iii) TCA shall be the surviving corporation. TCA, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

1.2 Closing; Effective Time. The closing of the Merger and the other transactions contemplated hereby (the "Closing") will take place at 10:00 a.m., local time, on a date to be specified by the parties (the "Closing Date"), which shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Articles VI and VII, unless another time or date is agreed to by the parties hereto. The Closing shall take place at the offices of Heller Ehrman White & McAuliffe LLP, 333 Bush Street, San Francisco, California, or at such other location as the parties hereto shall mutually agree. At the Closing, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of State of the Commonwealth of Massachusetts that, as appropriate, reflect the provisions of this Agreement and are otherwise in accordance with the relevant provisions of the Massachusetts Law (the time of such filing, or such later time as may be agreed in writing by the parties and specified in the Articles of Merger, being the "Effective Time").

1.3 Effects of the Merger. The effects of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the Massachusetts Law. Without limiting the foregoing, at the Effective Time all the property, rights, privileges, powers and franchises of TCA and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of TCA and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4 Certificate of Incorporation;  Bylaws.

     (a) Subject to Section 5.8, from and after the Effective Time, the Articles of Organization of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation,


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


provided that the name of the Surviving Corporation shall be changed to a name that does not include the word "Thermo" or any confusingly similar name.

     (b) Subject to Section 5.8, from and after the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation.

1.5 Directors and Officers of the Surviving Corporation. At the Effective Time, all of the directors and officers of TCA and Subsidiaries of TCA shall resign. The directors and officers of Merger Sub immediately prior to the Effective Time shall serve as the initial directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified.



                                   ARTICLE II

                              CONVERSION OF SHARES



2.1 Conversion of Stock. Pursuant to the Merger, and without any action on the part of the holders of any outstanding shares of capital stock or securities of TCA or Merger Sub:

     (a) As of the Effective Time, each share of TCA Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of TCA Common Stock to be canceled pursuant to Section 2.1(c) and other than TCA Dissenting Shares (as defined in Section 2.3(f)) shall be automatically converted into .835 (the "Exchange Ratio") of a fully paid and nonassessable share of Thoratec Common Stock.

     (b) As of the Effective Time, each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of TCA Common Stock shall cease to have any rights with respect thereto, except the right to receive (i) a certificate (or direct registration) representing the number of whole shares of Thoratec Common Stock into which such shares have been converted (the "Thoratec Certificates"), and (ii) cash in lieu of any aggregate fractional share of Thoratec Common Stock in accordance with Section 2.1(f), without interest.

     (c) As of the Effective Time, each share of TCA Common Stock held of record immediately prior to the Effective Time by TCA, Merger Sub, Thoratec or any


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

Subsidiary (as defined in Section 2.1(g)) of TCA or of Thoratec shall be canceled and extinguished without any conversion thereof.

     (d) As of the Effective Time, each share of Common Stock, $0.001 par value, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be canceled, extinguished and automatically converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.10 par value, of the Surviving Corporation. Each certificate evidencing ownership of a number of shares of Merger Sub Common Stock shall be deemed to evidence ownership of the same number of shares of Common Stock, $0.10 par value, of the Surviving Corporation.

     (e) The Exchange Ratio shall be adjusted, or Thoratec shall make appropriate provision, to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Thoratec Common Stock or TCA Common Stock), extraordinary dividend or distribution, reorganization, recapitalization or other like change with respect to Thoratec Common Stock or (subject to Section 5.1) TCA Common Stock occurring or having a record date or an effective date on or after the date hereof and prior to the Effective Time.

     (f) No fraction of a share of Thoratec Common Stock will be issued by virtue of the Merger. Instead, each holder of shares of TCA Common Stock who would otherwise be entitled to a fraction of a share of Thoratec Common Stock (after aggregating all fractional shares of Thoratec Common Stock to be received by such holder) shall receive from Thoratec an amount of cash (rounded down to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the Thoratec Closing Value. For the purposes of this Agreement, "Thoratec Closing Value" shall mean the closing price per share of Thoratec Common Stock as reported on the Nasdaq National Market System ("Nasdaq") on the trading day immediately preceding the Effective Time.

     (g) For the purposes of this Agreement, the "Exchange Multiple" of any quantity means the product obtained by multiplying such quantity by the Exchange Ratio, and the "Exchange Quotient" of any quantity means the quotient obtained from dividing such quantity by the Exchange Ratio. For purposes of this Agreement, the term "Subsidiary", when used with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, of which (A) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person


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

(through ownership of securities, by contract or otherwise) or (B) such Person or any Subsidiary of such Person is a general partner of any general partnership or a manager of any limited liability company. For purposes of this Agreement, "Person" means any individual, group, organization, corporation, partnership, joint venture, limited liability company, trust or entity of any kind.

2.2 TCA Options; TCA Purchase Plan.

     (a) As of the Effective Time, Thoratec shall, to the full extent permitted by applicable law, assume all of the stock options of TCA, whether or not vested or immediately exercisable, outstanding immediately prior to the Effective Time under the TCA Stock Plans (as defined below) (the "TCA Options"). For purposes of this Agreement, "TCA Stock Plans" means TCA's 1999 Amended and Restated Directors Stock Option Plan, 1999 Amended and Restated Equity Incentive Plan and 1999 Amended and Restated Non-Qualified Stock Option Plan. Each TCA Option, whether or not exercisable at the Effective Time, shall, to the full extent permitted by applicable law, be assumed by Thoratec in such a manner that it shall vest and otherwise be exercisable upon the same terms and conditions as under the TCA Stock Plan pursuant to which it was granted and the applicable option agreement issued thereunder; provided that (i) each such option thereafter shall be exercisable for a number of shares of Thoratec Common Stock (rounded down to the nearest whole share) equal to the Exchange Multiple of the number of shares of TCA Common Stock subject to such option, and (ii) the option price per share of Thoratec Common Stock thereafter shall equal the Exchange Quotient (rounded up to the nearest whole cent) of the option price per share of TCA Common Stock subject to such option in effect immediately prior to the Effective Time (the "Thoratec Exchange Options"). Prior to the Effective Time, TCA shall make all adjustments provided for in the TCA Stock Plans with respect to the TCA Options to facilitate the implementation of this Section 2.2(a).

     (b) Effective November 1, 2000, TCA shall suspend participation in its November 1, 1992 Amended and Restated Employee Stock Purchase Plan (the "TCA Purchase Plan"). Accordingly, immediately before the Effective Time there will be no outstanding purchase rights under the TCA Purchase Plan. Further, the TCA Purchase Plan shall be terminated effective at the Effective Time, with the result that no additional purchase rights shall be granted after the Effective Time.

     (c) TCA shall terminate its Deferred Compensation Plan for Directors (the "Directors' Plan") so that as of the Effective Time no additional rights shall be granted under the Directors' Plan. As of the Effective Time, each then-outstanding right to purchase TCA Common Stock granted under the Directors'


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

Plan shall be assumed by Thoratec in such a manner that each such purchase right shall thereafter be exercisable for whole shares of Thoratec Common Stock (rounded down to the nearest whole share) equal to the Exchange Multiple of the number of shares of TCA Common Stock for which such purchase right would otherwise have been exercisable determined as of the relevant grant date under the Directors' Plan, with the exercise price for each share of Thoratec Common Stock under those assumed purchase rights being equal to the Exchange Quotient (rounded up to the nearest whole cent) of the price per share of TCA Common Stock under those rights just before the Effective Time. Thoratec shall include all such shares of Thoratec Common Stock issuable under the Directors' Plan in the Registration Statement (as described in Section 3.24).

2.3 Exchange of Stock Certificates.

     (a) At or prior to the Effective Time, Thoratec shall enter into an agreement with a bank or trust company selected by Thoratec and reasonably acceptable to TCA to act as the exchange agent for the Merger (the "Exchange Agent").

     (b) At or prior to the Effective Time, Thoratec shall supply or cause to be supplied to or for the account of the Exchange Agent in trust for the benefit of the holders of TCA Common Stock, for exchange pursuant to this Section 2.3: (i) certificates (or direct registration) evidencing the shares of Thoratec Common Stock issuable pursuant to Section 2.1 to be exchanged for outstanding shares of TCA Common Stock, and (ii) cash in an aggregate amount sufficient to make the payments in lieu of fractional shares provided for in Section 2.1(f).

     (c) Within three business days after the transfer agent for the TCA Common Stock delivers, to the Exchange Agent, the required information about the record holders of TCA Common Stock as of the record time for determining the stockholders of TCA who will receive the merger consideration, Thoratec shall mail or shall cause to be mailed to each Holder a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the TCA Certificates shall pass, only upon proper delivery of the TCA Certificates to the Exchange Agent) and instructions for surrender of the TCA Certificates. Upon surrender to the Exchange Agent of a TCA Certificate, together with such letter of transmittal duly executed, the Holder shall be entitled to receive in exchange therefor: (i) certificates evidencing that number of shares of Thoratec Common Stock issuable to such Holder in accordance with this Article II; (ii) any dividends or other distributions that such Holder has the right to receive pursuant to Section 2.3(d) and (iii) cash in respect of fractional shares as provided in Section 2.1(f), and such TCA Certificate so surrendered shall forthwith be canceled. No certificate representing shares of


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

Thoratec Common Stock will be issued to a Person who is not the registered owner of a surrendered TCA Certificate unless (i) the TCA Certificate so surrendered has been properly endorsed or otherwise is in proper form for transfer, and (ii) such Person shall either (A) pay any transfer or other tax required by reason of such issuance or (B) establish to the reasonable satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with this Section 2.3, from and after the Effective Time, each TCA Certificate shall be deemed to represent, for all purposes other than payment of dividends, the right to receive a certificate representing the number of full shares of Thoratec Common Stock as determined in accordance with this Article II and cash in lieu of fractional shares as provided in Section 2.1(f). For purposes of this Agreement, "TCA Certificate" means a certificate that immediately prior to the Effective Time represented shares of TCA Common Stock, and "Holder" means a person who holds one or more TCA Certificates as of the Effective Time.


     (d) No dividend or other distribution declared with respect to Thoratec Common Stock with a record date after the Effective Time will be paid to Holders of unsurrendered TCA Certificates until such Holders surrender their TCA Certificates. Upon the surrender of such TCA Certificates, there shall be paid to such Holders, promptly after such surrender, the amount of dividends or other distributions, excluding interest, declared with a record date after the Effective Time and not paid because of the failure to surrender TCA Certificates for exchange.

     (e) Notwithstanding anything to the contrary in this Agreement, neither the Exchange Agent, Thoratec, the Surviving Corporation nor any party hereto shall be liable to any holder of shares of TCA Common Stock for shares of Thoratec Common Stock or cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (f) Notwithstanding any provision of this Agreement to the contrary, the shares of TCA Common Stock (i) held by a Holder who, acting in accordance with Sections 85 et seq. of Chapter 156B of the Massachusetts Law, before the TCA Special Meeting (as defined in Section 5.4(a)) has delivered to TCA a written notice of such Holder's intention to demand payment in cash for such Holder's shares of TCA Common Stock if the Merger is completed and (ii) that are not voted in favor of the Merger, shall not be converted into a right to receive shares of Thoratec Common Stock but rather shall entitle their Holder to receive the appraised value of such shares under those sections of the Massachusetts Law. (Shares of TCA Common Stock meeting the requirements of clauses (i) and (ii) of the previous sentence are referred to in this Agreement as "TCA Dissenting Shares".) If, however, after the Effective Time such Holder validly


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and  effectively  withdraws  that  Holder's  right to  demand  payment  for that
Holder's TCA Dissenting Shares, those shares shall be treated as if they had been converted as of the Effective Time into the right to receive that number of shares of Thoratec Common Stock set forth in Section 2.1(a), without interest and irrespective of the then-value of such shares. Subject in all respects to Sections 2.1 and 2.3, Thoratec shall then cause the Exchange Agent to deliver a certificate representing those shares to that Holder.

     (g) TCA shall give Thoratec: (A) prompt notice of any written demands for payment of any TCA Common Stock, withdrawals of such demands, and any other documents and written communications that relate to such demands, and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Massachusetts Law. TCA shall not, except with the prior written consent of Thoratec, make any payment with respect to any demands for appraisal of TCA Common Stock or offer to settle or settle any such demands.

2.4 Lost, Stolen or Destroyed Certificates. In the event that any TCA Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue and pay in respect of such lost, stolen or destroyed TCA Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Thoratec Common Stock as may be required pursuant to
Section 2.1 and cash in lieu of fractional shares, if any, as may be required pursuant to Section 2.1(f) and any dividends or distributions payable pursuant to Section 2.3(d); provided that Thoratec may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed TCA Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Thoratec or the Exchange Agent with respect to the TCA Certificates alleged to have been lost, stolen or destroyed.

2.5 Tax Consequences. For United States federal income tax purposes, it is intended by the parties hereto that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code. The execution and delivery of this Agreement by each party shall be considered the adoption of a plan of reorganization by such party for purposes of Section 368 of the Code.


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

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                     OF TCA



      TCA makes to Thoratec and Merger Sub the representations and warranties contained in this Article III, in each case subject to the exceptions set forth in the disclosure statement, dated as of the date hereof, delivered by TCA to Thoratec prior to the execution of this Agreement (the "TCA Disclosure Statement"). The TCA Disclosure Statement is arranged in schedules corresponding to the numbered and lettered Sections of this Article III, and the disclosure in any Schedule of the TCA Disclosure Statement shall qualify only the corresponding Section of this Article III.

3.1   Organization, Etc.

     (a) Each of TCA and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of TCA and its Subsidiaries is duly qualified as a foreign Person to do business, and is in good standing, in each jurisdiction where the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a TCA Material Adverse Effect. For the purposes of this Agreement, "TCA Material Adverse Effect" means any change, event, circumstance or effect that is, or (including with the passage of time) is likely to be or become, materially adverse to the general affairs, business, operations, prospects, assets, condition (financial or otherwise) or results of operations of TCA and its Subsidiaries taken as a whole, provided that: (i) any adverse change, event, circumstance or effect arising from or relating to general business or economic conditions which does not affect TCA and its Subsidiaries in a materially disproportionate manner compared to other entities in TCA's and its Subsidiaries' industries shall not be deemed to constitute, and shall not be taken into account in determining, whether there has been, a "TCA Material Adverse Effect" and (ii) any adverse change, circumstance, event or effect arising from or relating to the announcement or pendency of the Merger shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a "TCA Material Adverse Effect".

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

     (b) Neither TCA nor any of its Subsidiaries is in violation of any provision of its Articles of Organization, bylaws or any other charter document.
Schedule 3.1(b) of the TCA Disclosure Statement sets forth (i) the full name of each Subsidiary of TCA, its capitalization and the ownership interest of TCA and each other Person (if any) therein, (ii) the jurisdiction in which each such Subsidiary is organized, (iii) each jurisdiction in which TCA and each of its Subsidiaries is qualified to do business as a foreign Person, (iv) a brief summary of the business and material operations of each Subsidiary of TCA, and
(v) the names of the current directors and officers of TCA and of each Subsidiary of TCA. TCA has made available to Thoratec accurate and complete copies of the Articles of Organization, bylaws and any other charter documents, as currently in effect, of TCA and each of its Subsidiaries.

3.2 Authority. TCA has full corporate power and authority to execute and deliver this Agreement and the other agreements required to be signed by it under this Agreement to complete the Merger (together, the "TCA Agreements") and, assuming the approval of the Merger by a majority of the outstanding shares of TCA Common Stock at the TCA Special Meeting or any adjournment or postponement thereof in accordance with Massachusetts Law, consummate the Merger and the other transactions contemplated hereby. TEC has full corporate power and authority to execute and deliver this Agreement, the Shareholder Agreement, the Registration Rights Agreement and the other agreements required to be signed by it under this Agreement to complete the Merger (collectively, the "TEC Agreements") and consummate the transaction contemplated thereby. The execution and delivery of the TCA Agreements and the TEC Agreements and the consummation of the Merger and the other transactions contemplated hereby and thereby, have been duly and validly authorized by the boards of directors of TCA (with respect to the Merger and the TCA Agreements) and TEC (with respect to the Merger and the TEC Agreements), and no other corporate proceedings on the part of TCA or TEC are necessary to authorize the TCA Agreements or the TEC Agreements or to consummate the Merger and the other transactions contemplated hereby and thereby (other than, with respect to the Merger, the approval of the Merger by a majority of the outstanding shares of TCA Common Stock at the TCA Special Meeting or any adjournment or postponement thereof in accordance with the Massachusetts Law). The TCA Agreements have been duly and validly executed and delivered by TCA and, assuming due authorization, execution and delivery by Thoratec and Merger Sub, constitute valid and binding agreements of TCA, enforceable against TCA in accordance with their terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles. The TEC Agreements have been duly and validly executed and delivered by TEC and, assuming due authorization, execution and


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delivery by Thoratec and Merger Sub, constitute the valid and binding agreements of TEC, enforceable against TEC in accordance with their terms, except to the extent that their enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

3.3 No Violations, Etc. No filing with or notification to, and no permit, authorization, consent or approval of, any domestic or foreign court, administrative agency, commission, or other governmental or regulatory body, authority or instrumentality ("Government Entity") is necessary on the part of TCA or TEC for the consummation by TCA of the Merger or any of the other transactions contemplated by the TCA Agreements or the TEC Agreements, or for the exercise by Thoratec, TCA and their Subsidiaries of full rights to own and operate their businesses as presently being conducted, except (i) for the filing of the Articles of Merger as required by the Massachusetts Law, (ii) the applicable requirements of the Securities Exchange Act of 1934, as amended (together with the Rules and Regulations promulgated thereunder, the "Exchange Act"), state securities or "blue sky" laws and state takeover laws, and (iii) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). None of the execution and delivery of the TCA Agreements and the TEC Agreements, the consummation of the Merger or any of the other transactions contemplated hereby and thereby, or compliance by TCA and TEC with all of the provisions hereof and thereof, or the exercise by Thoratec, TCA and their Subsidiaries of full rights to own and operate their businesses after the Merger as presently being conducted (subject to obtaining the approval of the Merger by the holders of a majority of the outstanding shares of TCA Common Stock at the TCA Special Meeting or any adjournment or postponement thereof in accordance with the Massachusetts Law) will: (i) conflict with or result in any breach of any provision of the Articles of Organization, bylaws or any other charter document of TCA or any of its Subsidiaries, (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to TCA or any of its Subsidiaries, or by which any of its properties or assets may be bound, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or result in any material change in, or give rise to any right of termination, cancellation, acceleration, redemption or repurchase under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which TEC, TCA or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound. Schedule 3.3 of the TCA Disclosure Statement lists all consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated by the TCA Agreements or the TEC

Agreements under any of TEC's, TCA's or any of their Subsidiaries' notes, bonds, mortgages, indentures, deeds of trust, licenses or leases, contracts, agreements or other instruments or obligations.

3.4 Board Recommendation. The board of directors of TCA has, at a meeting duly held on October 2, 2000: (i) approved and adopted the Merger and the TCA Agreements, (ii) determined that the Merger and the TCA Agreements are fair to and in the best interests of the stockholders of TCA and (iii) resolved to recommend approval of the Merger and the TCA Agreements to the stockholders of TCA. The board of directors of TEC has, at a meeting duly held on September 27, 2000: (i) approved and adopted the Merger and the TEC Agreements, (ii) determined that the Merger and the TEC Agreements are fair to and in the best interests of the stockholders of TEC, and (iii) resolved that TEC shall vote or cause to be voted all of its shares of TCA Common Stock and any such shares held by any Subsidiaries of TEC in favor of the Merger and the TEC Agreements at the TCA Special Meeting, including any adjournments or postponements of that meeting.

3.5 Fairness Opinion. TCA has received the opinion of J.P. Morgan Securities Inc. dated on or before the date of this Agreement to the effect that the Exchange Ratio is fair to TCA's stockholders from a financial point of view, and has provided a copy of that opinion to Thoratec.

3.6 Capitalization.

     (a) The authorized capital stock of TCA consists of 100,000,000 shares of TCA Common Stock. As of the date of this Agreement, there were 38,562,477 shares of TCA Common Stock outstanding and 2,063,653 treasury shares. As of the date of this Agreement, there were 4 3/4% subordinated convertible debentures due 2004 (the "TCA Debentures") outstanding in the aggregate principal amount of $53,300,000. Neither the Merger nor any of the other transactions contemplated by this Agreement will accelerate the date that any principal or interest is due under any TCA Debentures, will constitute a default under any TCA Debentures, will give rise to any rights of redemption respecting any TCA Debentures or will confer any other rights respecting any TCA Debentures, except that the rights to convert TCA Debentures into shares of TCA Common Stock shall become rights to convert TCA Debentures into shares of Thoratec Common Stock, as adjusted to reflect the Exchange Ratio.

     (b) Except for the TCA Debentures, there are no warrants, options, convertible securities, calls, rights, stock appreciation rights, preemptive rights, rights of first refusal, or agreements or commitments of any nature obligating TCA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests of TCA, or obligating TCA to grant, issue, extend, accelerate the vesting of, or enter into, any such warrant, option, convertible security, call, right, stock appreciation right, preemptive right, right of first refusal, agreement or commitment. To the knowledge of TCA and TEC, except for the Shareholder
Agreement, there are no voting trusts, proxies or other agreements or understandings with respect to the capital stock of TCA.

     (c) True and complete copies of each TCA Stock Plan, the Directors' Plan and the TCA Purchase Plan, and of the forms of all agreements and instruments relating to or issued under each thereof, have been made available to Thoratec. Such agreements, instruments, and forms have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement any such agreements, instruments or forms.

     (d) Schedule 3.6(d) of the TCA Disclosure Statement sets forth the following information with respect to each TCA Option: the aggregate number of shares issuable thereunder, the type of option, the grant date, the expiration date, the exercise price and the vesting schedule. Each TCA Option was granted in accordance with the terms of the TCA Stock Plan applicable thereto. The terms of each of the TCA Stock Plans do not prohibit the assumption of the TCA Options as provided in Section 2.2(a). Schedule 3.6(d) of the TCA Disclosure Statement sets forth the following information with respect to the Directors' Plan: the name of each director of TCA eligible to receive cash or TCA Common Stock under the Directors' Plan, the amount of cash and TCA Common Stock issuable as of the date of this Agreement to each such director and an estimate of such amounts as of the Closing Date. Under the terms of the Directors' Plan, each director of TCA will cease to accrue any rights under the Directors' Plan upon resignation of such director at the Effective Time.

3.7 SEC Filings. TCA has filed with the Securities and Exchange Commission (the "SEC") all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements and documents filed after January 1, 1997 are referred to herein as the "TCA SEC Reports"). All of the TCA SEC Reports complied as to form, when filed, in all material respects with the applicable provisions of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act") and the Exchange Act. Accurate and complete copies of the TCA SEC Reports have been made available to Thoratec. As of their respective dates, the TCA SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of TCA, no director or officer of TCA has failed to comply with any filing requirements under Section 13 or Section 16(a) of the Exchange Act.

3.8 Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the TCA SEC Reports (the "TCA Financial Statements"), (x) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (y) fairly presented the consolidated financial position of TCA and its Subsidiaries in all material respects as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of TCA, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of TCA contained in TCA's Form 10-Q for the quarter ended June 30, 2000 (the "Reference Date") is hereinafter referred to as the "TCA Balance Sheet."

3.9 Absence of Undisclosed Liabilities. Neither TCA nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) other than (i) liabilities included in the TCA Balance Sheet and the related notes to the financial statements, (ii) normal or recurring liabilities incurred in the ordinary course of business consistent with past practice which, individually or in the aggregate, are not and would not be reasonably likely to have a TCA Material Adverse Effect, and (iii) liabilities under this Agreement.

3.10 Absence of Changes or Events. Except as contemplated by this Agreement, since the Reference Date no TCA Material Adverse Effect has occurred and, in addition, TCA and its Subsidiaries have not, directly or indirectly:


     (a) purchased, otherwise acquired, or agreed to purchase or otherwise acquire, any shares of capital stock or any indebtedness of TCA or any of its Subsidiaries (including, without limitation, any TCA Debentures), or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock, debt or property or any combination thereof) in respect of their capital stock (other than dividends or other distributions payable solely to TCA or a wholly-owned Subsidiary of TCA);

     (b) authorized for issuance, issued, sold, delivered, granted or issued any options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell or deliver any shares of any class of capital stock of TCA or its Subsidiaries or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of TCA or its Subsidiaries, other than pursuant to and in accordance with the TCA Stock Plans, Directors' Plan and TCA Purchase Plan other than as disclosed on Schedule 3.6 to the TCA Disclosure Statement;

     (c) (i) created or incurred any indebtedness for borrowed money exceeding $250,000 in the aggregate, (ii) assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, made any loans or advances to any other individual, firm or corporation (including, without limitation, TEC or any Subsidiary of TEC that is not TCA or a Subsidiary of TCA) exceeding $100,000 in the aggregate, (iii) entered into any oral or written agreement, commitment or transaction or incurred any liability involving, in any one case, in excess of $100,000;

     (d) instituted any change in accounting methods, principles or practices other than as required by GAAP or the rules and regulations promulgated by the SEC and disclosed in the notes to the TCA Financial Statements;

     (e) revalued any assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable in excess of amounts previously reserved as reflected in the TCA Balance Sheet;

     (f) suffered any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually or in the aggregate exceed $100,000;

     (g) (i) increased in any manner the compensation of any of its directors, officers or, other than in the ordinary course of business and consistent with past practice, non-officer employees, (ii) granted any severance or termination pay to any Person; (iii) entered into any oral or written employment, consulting, indemnification or severance agreement with any Person; (iv) other than as required by law, adopted, become obligated under, or amended any employee benefit plan, program or arrangement; or (v) repriced any TCA Options;

     (h) sold, transferred, leased, licensed, pledged, mortgaged, encumbered, or otherwise disposed of, or agreed to sell, transfer, lease, license, pledge, mortgage, encumber, or otherwise dispose of, any material properties, (including intangibles, real, personal or mixed), it being understood that this clause (h) does not extend to sales of inventory in the ordinary course of business;

     (i) amended its Articles of Organization, bylaws, or any other charter document, or effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (j) made any capital expenditure in any calendar month which, when added to all other capital expenditures made by or on behalf of TCA and its Subsidiaries in such calendar month resulted in such capital expenditures exceeding $150,000 in the aggregate;

     (k) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collected, or accelerated the collection of, any amounts owed (including accounts receivable) other than their collection in the ordinary course of business;

     (l) waived, released, assigned, settled or compromised any material claim or litigation, or commenced a lawsuit other than for the routine collection of bills; or

     (m) agreed or proposed to do any of the things described in the preceding clauses (a) through (l) other than as expressly contemplated or provided for in this Agreement. 3.11 Capital Stock of Subsidiaries. TCA is the record and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each of its Subsidiaries. All of such shares have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto and are owned by TCA free and clear of any claim, lien or encumbrance of any kind with respect thereto. There are no proxies or voting agreements with respect to such shares, and there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating TCA or any Subsidiaries to issue, transfer or sell any shares of capital stock of any Subsidiary or any other securities convertible into, exercisable for, or evidencing the right to subscribe for any such shares. TCA does not directly or indirectly own any equity interest in any Person except the Subsidiaries.

3.12  Litigation.

     (a) There is no private or governmental claim, action, suit, investigation or proceeding of any nature ("Action") pending or, to the knowledge of TCA or TEC, threatened in writing against TCA or any of its Subsidiaries, or any of their respective officers and directors (in their capacities as such), or involving any of their assets, before any court, Government Entity, or arbitration tribunal, except for those Actions which, individually or in the aggregate, would not have a TCA Material Adverse Effect. There is no Action pending or, to the knowledge of TCA, threatened which in any manner challenges, seeks to, or is reasonably likely to prevent, enjoin, alter or delay any of the transactions contemplated by the TCA Agreements or the TEC Agreements.

     (b) There is no outstanding judgment, order, writ, injunction or decree of any court, Government Entity, or arbitration tribunal in a proceeding to which TCA, any Subsidiary of TCA, or any of their assets is or was a party or by which TCA, any Subsidiary of TCA, or any of their assets is bound. 3.13 Insurance. Schedule

3.13 of the TCA Disclosure Statement lists all insurance policies (including, without limitation, workers' compensation insurance policies) covering any business, properties, assets or operations of TCA or any of its Subsidiaries, whether or not they are policies issued directly to TCA or any Subsidiary of TCA (for example, because they have been issued to or procured by TEC), and all claims in excess of $50,000 made against or under any such policies with respect to TCA or any Subsidiary of TCA (but not other insured entities) since January 1, 1997. Neither TCA nor TEC has received notice of the cancellation or threat of cancellation of any of such policy.

3.14  Contracts and Commitments.

     (a) Schedule 3.14(a) of the TCA Disclosure Statement contains a complete and accurate list of all agreements, understanding and arrangements, whether written, oral or established through common practice, between TCA or any TCA Subsidiary and any Person that directly or indirectly beneficially owns, or is controlled by or under common control with any Person that beneficially owns, more than five percent of the outstanding TCA Common Stock (the "TCA Related Party Agreements"). True and correct copies of all TCA Related Party Agreements have been provided to Thoratec. To the knowledge of TCA, the terms of the TCA Related Party Agreements are no less favorable to TCA and its Subsidiaries than could be obtained from a third party in an arms-length transaction.

     (b) Except as filed (including by incorporation by reference to earlier-filed documents) as an exhibit to the TCA SEC Reports filed after January 1, 2000 or as identified on Schedule 3.14 to the TCA Disclosure Statement (collectively the "TCA Contracts", it being understood that the failure to identify an agreement, etc. on that schedule that is required to be identified on that schedule shall nevertheless be considered a "TCA Contract"), neither TCA nor any of its Subsidiaries is a party to or bound by any oral or written contract, obligation or commitment of any type in any of the following categories:

          (i) agreements with any employees or consultants of TCA or any TCA Subsidiary respecting their employment, consulting, salary, wages, bonuses, incentive compensation, severance or retention pay, or other compensation, except for those employees or consultants whose annual rate of compensation, including potential bonuses and incentive compensation, is less than $100,000;

          (ii) agreements or plans under which benefits will be increased or accelerated by the occurrence of any of the transactions contemplated by the TCA Agreements or the TEC Agreements or under which the value of the benefits will be calculated on the basis of any of the transactions contemplated by such agreements;

          (iii) agreements, contracts or commitments currently in force relating to the disposition or acquisition of assets other than in the ordinary course of business, or relating to an ownership interest in any corporation, partnership, joint venture or other business enterprise;


          (iv) agreements, contracts or commitments for the purchase of goods, supplies or equipment: (A) which are with sole or single source suppliers or (B) for a cost, for any one such agreement, contract and commitment, in excess of $250,000 and which, in the case of this clause (B), provide for purchase prices substantially greater than those presently prevailing for such materials, supplies or equipment;

          (v) guarantees or other agreements, contracts or commitments under which TCA or any of its Subsidiaries is absolutely or contingently liable for (A) the performance of any other Person (other than TCA or any of its Subsidiaries), or (B) the whole or any part of the indebtedness or payment obligations of any other Person (other than TCA or its Subsidiaries);

          (vi) powers of attorney authorizing the incurrence of a material obligation on the part of TCA or any of its Subsidiaries;

          (vii) agreements, contracts or commitments which limit or restrict (A) where TCA or any of its Subsidiaries may conduct business, (B) the type or lines of business (current or future) in which they may engage, or (C) any acquisition of assets or stock (tangible or intangible) by TCA or any of its Subsidiaries;

          (viii) agreements, contracts or commitments containing any agreement with respect to a change of control of TCA or any of its Subsidiaries;

          (ix) agreements, contracts or commitments for the borrowing or lending of money, or the availability of credit (except credit extended by TCA or any of its Subsidiaries to customers in the ordinary course of business and consistent with past practice);

          (x) any hedging, option, derivative or other similar transaction and any foreign exchange position or contract for the exchange of currency; or

          (xi) any joint marketing or joint development agreement, or any license or distribution agreement relating to any TCA product or planned product.

     (c) Neither TCA nor any of its Subsidiaries, nor to TCA's knowledge any other party to any TCA Contract, has materially breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under (nor does there exist any condition under which, with the passage of time or the giving of notice or both, could reasonably be expected to cause a material breach, violation or default under), any TCA Contract.

     (d) Each TCA Contract is a valid, binding and enforceable obligation of TCA, and to TCA's knowledge of the other party or parties thereto, in accordance with its terms, and in full force and effect, except for any TCA Related Party Agreements that will be terminated as of the Effective Time and except where the failure to be valid, binding, enforceable and in full force and effect would not have a TCA Material Adverse Effect and to the extent enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity.

     (e) An accurate and complete copy of each TCA Contract has been made available to Thoratec.

     (f) The obligations to pay transaction bonuses or other compensation occasioned by the Merger to the persons listed on Schedule 3.14(f) to the TCA Disclosure Statement are obligations of TEC and not obligations of TCA or any Subsidiary of TCA.

3.15 Labor Matters; Employment and Labor Contracts.

     (a) None of TCA or any of its Subsidiaries is a party to any union contract or other collective bargaining agreement, nor to the knowledge of TCA, TEC or any of their Subsidiaries are there any activities or proceedings of any labor union to organize any of its employees. Each of TCA and its Subsidiaries is in compliance with all applicable (i) laws, regulations and agreements respecting employment and employment practices, (ii) terms and conditions of employment, and (iii) occupational health and safety requirements, except for those failures to comply which, individually or in the aggregate, would not have a TCA Material Adverse Effect.

     (b) There is no labor strike, slowdown or stoppage pending (or any labor strike or stoppage threatened) against TCA or any of its Subsidiaries. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of TCA or any of its Subsidiaries. Neither TCA nor any of its Subsidiaries has any obligations under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not have, individually or in the aggregate, a TCA Material Adverse Effect. There are no controversies pending or, to the knowledge of TEC, TCA or any of its Subsidiaries, threatened, between TCA or any of its Subsidiaries and any of their respective employees, which controversies would have, individually or in the aggregate, a TCA Material Adverse Effect.

3.16 Compliance with Laws. Neither TCA nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, rule or regulation
(including without limitation relating to the export or import of goods or technology) of any Government Entity, except where any such violations or failures to comply would not, individually or in the aggregate, have a TCA Material Adverse Effect. TCA and its Subsidiaries have all permits, licenses and franchises from Government Entities required to conduct their businesses as now being conducted and as proposed to be conducted, except for those, the absence of which would not, individually or in the aggregate, have a TCA Material Adverse Effect.

3.17 Intellectual Property Rights.

     (a) TCA and its Subsidiaries own or have the right to use all intellectual property used to conduct their respective businesses (such intellectual property and the rights thereto are collectively referred to as the "TCA IP Rights"). No royalties or other payments are payable to any Person with respect to commercialization of any products presently sold by TCA or its Subsidiaries.

     (b) The execution, delivery and performance of the TCA Agreements and the consummation of the transactions contemplated hereby will not: (i) constitute a material breach of any instrument or agreement governing any TCA IP Rights, (ii) cause the modification of any terms of any licenses or agreements relating to any TCA IP Rights including, but not limited to, the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (iii) cause the forfeiture or termination of any TCA IP Rights, (iv) give rise to a right of forfeiture or termination of any TCA IP Rights or (v) materially impair the right of TCA, Thoratec or any of their Subsidiaries to use, sell or license any TCA IP Rights or portion thereof.

     (c) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by TCA or any of its Subsidiaries: (i) violates in any material respect any license or agreement between TCA or any of its Subsidiaries and any third party or (ii) to the knowledge of TCA, infringes in any material respect any patents or other intellectual property rights of any other party. There is no pending or, to the knowledge of TCA, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any TCA IP Rights, or asserting that any TCA IP Rights or the proposed use, sale, license or disposition thereof, or the manufacture, use or sale of any TCA products, conflicts or will conflict with the rights of any other party.

     (d) TCA has provided to Thoratec a worldwide list of all patents, trade names, trademarks and service marks, and applications for any of the foregoing owned or possessed by TCA or any of its Subsidiaries.

     (e) TCA has provided to Thoratec a true and complete copy of its standard form of employee confidentiality agreement and taken commercially reasonable steps to ensure that all key employees and scientific employees (whether or not key) of TCA and its Subsidiaries have executed such an agreement. All scientific consultants with access to proprietary information of TCA or any Subsidiary of TCA have executed appropriate non-disclosure agreements with respect to such proprietary information.

     (f) Neither TCA nor any of its Subsidiaries is aware that any of its key or scientific employees or scientific consultants is obligated under any contract, covenant or other agreement or commitment of any nature, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's or consultant's best efforts to promote the interests of TCA and its Subsidiaries or that would conflict with the business of TCA or any of its Subsidiaries as presently conducted or proposed to be conducted. Neither TCA nor any of its Subsidiaries has entered into any agreement to indemnify any other person, including but not limited to any employee or consultant of TCA or any of its Subsidiaries, against any charge of infringement, misappropriation or misuse of any intellectual property, other than indemnification provisions contained in purchase orders or customer agreements arising in the ordinary course of business. All current and former key or scientific employees and scientific consultants of any of TCA or any of its Subsidiaries who in TCA's reasonable business judgment were appropriate have signed valid and enforceable written assignments to TCA or one or more of its Subsidiaries of any and all rights or claims in any intellectual property that any such employee or consultant has or may have by reason of any contribution, participation or other role in the development, conception, creation, reduction to practice or authorship of any invention, innovation, development or work of authorship or any other intellectual property that is used in the business of TCA or any of its Subsidiaries, and TCA and its Subsidiaries possess signed copies of all such written assignments by such employees and consultants.

     (g) There are no existing licenses between International Technidyne Corporation ("ITC"), on the one hand, and TEC or any Subsidiary of TEC, on the other hand, respecting any intellectual property owned or used by ITC.

3.18 Taxes.

     (a) For purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity. For purposes of this Agreement, "Tax Return" or "Tax Returns" refers to all federal, state and local and foreign returns, estimates, information statements and reports relating to Taxes, in each case filed or required to be filed with a Government Entity.

     (b) TCA and each of its Subsidiaries have filed all Tax Returns required to have been filed by them, and have paid (or TCA has paid on behalf of its Subsidiaries), all Taxes required to have been shown on such Tax Returns. The most recent financial statements contained in the TCA SEC Reports reflect an adequate accrual (which accruals were established in accordance with GAAP) for the payment of all Taxes payable by TCA and its Subsidiaries, as of the date of such financial statements. Except as reasonably would not have a TCA Material Adverse Effect, no deficiencies for any Taxes have been proposed, asserted or assessed against TCA or any of its Subsidiaries. Neither TCA nor any of its Subsidiaries has filed for any extension of time to file any Tax Return which has not since been filed. Neither TCA nor any of its Subsidiaries has been included in a consolidated or combined Tax Return that has included TEC for any period not now closed under all applicable statutes of limitations.

     (c) Neither TCA nor any of its Subsidiaries is a party to any contract, agreement, plan or arrangement including, but not limited to, the TCA
Agreements, covering any employee or former employee of TCA or any of its Subsidiaries that: (i) could give rise to the payment of any amounts that would constitute excess parachute payments within the meaning of Sections 280G of the Code with respect to the change in ownership or control that may occur upon the consummation of the Merger, or (ii) could give rise to the payment of any amount that would constitute a parachute payment within the meaning of Sections 280G of the Code with respect to any change in ownership or control of TCA occurring after the Closing Date. During the taxable year ending on the Closing Date, TCA and its Subsidiaries have not become obligated to make any payment the deduction of which would be disallowed pursuant to Section 162(m) of the Code.

     (d) None of TCA and its Subsidiaries has filed any consent  agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a Subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by TCA or any of its Subsidiaries.

     (e) None of TCA and its Subsidiaries: (i) has received any notice that it is being audited by any taxing authority, (ii) has granted any presently operative waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax, (iii) has permitted any Tax lien to be placed on any asset of TCA or any of its Subsidiaries, except with respect to Taxes not yet due and payable or (iv) has availed itself of any Tax amnesty or similar relief in any taxing jurisdiction.

     (f) None of TCA and its Subsidiaries is aware of any reason why the Merger will fail to qualify as a reorganization under the provisions of Section 368(a) of the Code.

     (g) TCA has not been a United States real property holding corporation within the meaning of Section 897 of the Code at any time after June 30, 1995.

     (h) Neither TCA nor any of its Subsidiaries has any liability for the Taxes of any Person other than itself, TCA or another present Subsidiary of TCA. Neither TCA nor any of its Subsidiaries is a party to any tax sharing or tax indemnity agreement.

3.19 Employee Benefit Plans; ERISA.

     (a) There are no "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("TCA Pension Plans"), "welfare benefit plans" as defined in Section 3(1) of ERISA ("TCA Welfare Plans"), or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, holiday, or vacation plans, or any other employee benefit plan, program, policy or arrangement covering employees (or former employees) employed in the United States that either is maintained or contributed to by TCA or any TCA ERISA Affiliate (as hereinafter defined) or to which TCA or any TCA ERISA Affiliate is obligated to make payments or otherwise may have any liability (collectively, the "TCA Employee Benefit Plans") with respect to employees or former employees of TCA or any of its Subsidiaries, or any TCA ERISA Affiliate. For purposes of this Agreement, "TCA ERISA Affiliate" means any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code, including, without limitation, TCA or a Subsidiary.

     (b) TCA and each of its Subsidiaries, and each of the TCA Pension Plans and TCA Welfare Plans, are in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws.

     (c) All contributions to, and payments from, the TCA Pension Plans which are required to have been made in accordance with the TCA Pension Plans have been timely made.

     (d) All TCA Pension Plans intended to qualify under Section 401 of the Code have been determined by the Internal Revenue Service ("IRS") to be so qualified, and no event has occurred and no condition exists with respect to the form or operation of any TCA Pension Plan which would cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code.

     (e) There are no (i) investigations pending by any Government Entity involving any TCA Pension Plan or TCA Welfare Plan, or (ii) pending or, to the knowledge of TCA, threatened claims (other than routine claims for benefits), suits or proceedings against any TCA Pension Plan or TCA Welfare Plan, against the assets of any of the trusts under any TCA Pension Plan or TCA Welfare Plan or against any fiduciary of any TCA Pension Plan or TCA Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any TCA Pension Plan or TCA Welfare Plan or against the assets of any trust under any such plan, except for those which would not, individually or in the aggregate, give rise to any liability which would have a TCA Material Adverse Effect. To the best of TCA's knowledge, there are no facts which would give rise to any liability under this Section 3.19(e), except for those which would not, individually or in the aggregate, either impair TCA's ability to consummate the Merger or any of the other transactions contemplated hereby or have a TCA Material Adverse Effect.

     (f) None of TCA, any of its Subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to any TCA Pension Plan or TCA Welfare Plan, has engaged in a "prohibited transaction" (as that term is defined in Section 4975 of the Code or Section 406 of ERISA) other than such transactions that would not, individually or in the aggregate, either impair TCA's ability to consummate the Merger or any of the other transactions contemplated hereby or have a TCA Material Adverse Effect.

     (g) None of TCA, any of its Subsidiaries, or any TCA ERISA Affiliate maintains or contributes to, nor has it ever maintained or contributed to, any pension plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA. (h) None of TCA, any Subsidiary of TCA or any TCA ERISA Affiliate has incurred any material liability under Title IV of ERISA that has not been satisfied in full.

     (i) None of TCA, any of its Subsidiaries or any TCA ERISA Affiliate has any material liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA, covering employees (or former employees) employed in the United States.

     (j) With respect to each of the TCA Employee Benefit Plans, true, correct and complete copies of the following documents have been made available to
Thoratec: (i) the plan document and any related trust agreement, including amendments thereto, (ii) any current summary plan descriptions and other material communications to participants relating to the TCA Employee Benefit Plans, (iii) the three most recent Forms 5500, if applicable, and (iv) the most recent IRS determination letter, if applicable.

     (k) None of the TCA Welfare Plans provides for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under COBRA, or except at the expense of the participant or the participant's beneficiary. TCA and each of its Subsidiaries which maintain a "group health plan" within the meaning of
Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, individually or in the aggregate, either impair TCA's ability to consummate the Merger or any other transaction contemplated hereby or have a TCA Material Adverse Effect.

     (l) No liability under any TCA Pension Plan or TCA Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which TCA or any of its Subsidiaries has received notice that such insurance company is in rehabilitation or a comparable proceeding.

     (m) The consummation of the transactions contemplated by the TCA Agreements will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of TCA or any of its Subsidiaries.

     (n) Schedule 3.19(n) of the TCA Disclosure Statement lists each TCA Foreign Plan (as hereinafter defined). TCA and each of its Subsidiaries and each of the TCA Foreign Plans are in compliance with applicable laws, and all required contributions have been made to the TCA Foreign Plans, except where the failure to comply or make contributions would not, individually or in the aggregate, either impair TCA's ability to consummate the Merger or any other transaction contemplated hereby or have a TCA Material Adverse Effect. Each of the TCA Foreign Plans that is a funded defined benefit pension plan has a fair market value of plan assets that is greater than the plan's liabilities, as determined in accordance with applicable laws. For purposes hereof, "TCA Foreign Plan" means any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, TCA or any Subsidiary with respect to any employees (or former employees) employed outside the United States to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction.

     (o) Each of the TCA Employee Benefit Plans and the TCA Foreign Plans can be terminated by TCA within 30 days following the Effective Time in accordance with the terms of such Plan and applicable law, without any additional contribution to such TCA Employee Benefit Plan or TCA Foreign Plan or the payment of any additional compensation or amount or the additional vesting or acceleration of any vesting provided under the TCA Employee Benefit Plan or TCA Foreign Plan.
3.20 Environmental Matters.

     (a) For purposes of this Agreement:

          (i) "TCA Contractor" means any Person with which TCA or any Subsidiary formerly or presently has any agreement or arrangement (whether oral or written) under which such Person has or had physical possession of, and was or is obligated to develop, test, process, manufacture or produce any product or substance on behalf of TCA or any Subsidiary.

          (ii) "Environment" means any land including, without limitation, surface land and sub-surface strata, seabed or river bed, ecosystem and any water (including, without limitation, coastal and inland waters, surface waters and ground waters and water in drains and sewers) and air (including, without limitation, air within buildings), other natural or manmade structures above or below ground, and natural resources.

          (iii) "Environmental Law" means any law or regulation, and any judicial or administrative interpretation thereof, in each case relating to the Environment or harm to or the protection of human health, animals, plants or ecosystems, including, without limitation, laws relating to public and workers health and safety, emissions, discharges or releases of chemicals or any other pollutants or contaminants or industrial, radioactive, dangerous, toxic or hazardous substances or wastes (whether in solid or liquid form or in the form of a gas or vapor and including noise and genetically modified organisms) into the Environment or otherwise relating to the manufacture processing use, treatment, storage, distribution, disposal transport or handling of substances or wastes. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act 42 USC, 6901 et seq., the Hazardous Materials Transportation Act 49 USC, 6901 et seq., the Clean Water Act 33, 1251 et seq., the Toxic Substances Control Act 15 USC, 2601 et seq., the Clean Air Act 42 USC, 7401 et seq., the Safe Drinking Water Act 42 USC, 300f et seq., the Atomic Energy Act 42 USC, 2201 et seq., the Federal Food Drug and Cosmetic Act 21 USC, 136 et seq., and the Federal Food Drug and Cosmetic Act 21 USC, 301 et seq., and equivalent statutes and other laws in states and other jurisdictions of the United States and countries other than the United States.

          (iv) "Environmental Permit" means any permit, license, consent, approval, certificate, qualification, specification, registration and other authorization, and the filing of all notifications, reports and assessments, required by any federal, state, local or foreign government or regulatory entity pursuant to any Environmental Law.

          (v) "Hazardous Material" means any pollutant, contaminant, or hazardous, toxic, medical, biohazardous, infectious or dangerous waste, substance, gas, constituent or material, defined or regulated as such in, or for purposes of, any Environmental Law, including, without limitation, any asbestos, petroleum, oil (including crude oil or any fraction thereof), radioactive substance, polychlorinated biphenyls, toxin, chemical, virus, infectious disease or disease causing agent, and any other substances that can give rise to liability under any Environmental Law.

     (b) Except for such cases that, individually or in the aggregate, have not and would not have a TCA Material Adverse Effect:

          (i) Each of TCA and its Subsidiaries possesses all Environmental Permits required under applicable Environmental Laws to conduct its current business and to use and occupy the TCA Real Property (as defined below) for its current business. All Environmental Permits are in full force and effect and TCA and each of its Subsidiaries are, and to TCA's knowledge have at all times been, in compliance with such Environmental Permits.

          (ii) There are no facts or circumstances indicating that any Environmental Permit possessed by TCA or any of its Subsidiaries would or might be revoked, suspended, canceled or not renewed, and all appropriate necessary action in connection with the renewal or extension of all Environmental Permits possessed by TCA or any its Subsidiaries relating to the current business and the TCA Real Property has been taken.

          (iii) The execution and delivery of the TCA Agreements and the consummation by TCA of the Merger and the other transactions contemplated hereby and the exercise by Thoratec and the Surviving Corporation of rights to own and operate the business of TCA and its Subsidiaries and use and occupy the TCA Real Property and carry on its business as presently conducted will not affect the validity or require the transfer of any Environmental Permits held by TCA or any of its Subsidiaries and will not require any notification, disclosure, registration, reporting, filing, investigation or remediation under any Environmental Law.

          (iv) TCA and each of its Subsidiaries and, to the knowledge of TCA, all previous owners, lessees, operators and occupants of the real property now or previously owned, leased or occupied by TCA or any of its Subsidiaries (the "TCA Real Property"), are in compliance with, and within the period of all applicable statutes of limitation, have complied with all applicable Environmental Laws and have not received written notice of any liability under any Environmental Law, and neither TCA or any of its Subsidiaries nor any portion of the TCA Real Property is in violation of any Environmental Law.

          (v) There is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, notice of violation, investigation, notice or demand letter, proceeding or request for information pending or any liability (whether actual or contingent) to make good, repair, reinstate or clean up any of the TCA Real Property or any real property
     previously  owned,  leased,   occupied  or  used  by  TCA  or  any  of  its
     Subsidiaries.

          (vi) There has not been any disposal, spill, discharge, or release of any Hazardous Material generated, used, owned, stored, or controlled by TCA, any of its Subsidiaries, or respective predecessors in interest, on, at, or under any TCA Real Property, or by any TCA Contractor, and there are no Hazardous Materials located in, at, on, or under, or in the vicinity of, any such facility or property, or at any other location, in any such case that could reasonably be expected to require investigation, removal, remedial, or corrective action by TCA or any of its Subsidiaries.

          (vii) (A) Other than cleaning and office supplies normally used in the operation of an office, Hazardous Materials have not been generated, used, treated, handled or stored on, or transported to or from, or released on any TCA Real Property or, any property adjoining any TCA Real Property; (B) TCA and its Subsidiaries have disposed of all wastes, including those wastes containing Hazardous Materials, in compliance with all applicable Environmental Law and Environmental Permits; and (C) neither TCA nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state or country list or which is the subject of any environmental claim.

          (viii) There has not been any underground or above ground storage tank or other underground storage receptacle or related piping, or any impoundment or other disposal area containing Hazardous Materials located on any TCA Real Property, and no asbestos or polychlorinated biphenyls have been used or disposed of, or have been located at, on, or under any TCA Real Property.

          (ix) TCA and its Subsidiaries have taken all actions necessary under applicable requirements of Environmental Law to register any products or materials required to be registered by TCA or any of its Subsidiaries (or any of their respective agents) thereunder.

     (c) After a reasonable investigation made by TCA and TEC, TCA has made available to Thoratec all records and files, including, but not limited to, all assessments, reports, studies, audits, analyses, tests and data in possession of TEC, TCA and its Subsidiaries concerning the existence of Hazardous Materials at any TCA Real Property or concerning compliance by TCA and its Subsidiaries with, or liability under, any Environmental Law.

3.21 Officer's Certificate as to Tax Matters. TCA knows of no reason why it will be unable to deliver to Heller Ehrman White & McAuliffe LLP and Hale and Dorr LLP, at the Closing, an officer's certificate in the form and substance of Exhibit B to this Agreement. TCA shall use its best efforts to obtain and deliver that certificate to both of those law firms. (There is no Exhibit A to this Agreement.)

3.22 Affiliates. TCA has delivered to Thoratec in accordance with Section 5.9 a list identifying all persons who, to TCA's knowledge, may be deemed to be "affiliates" of TCA for purposes of Rule 145 under the Securities Act.

3.23 Finders or Brokers. Except for J.P. Morgan Securities Inc. and The Beacon Group Capital Services, LLC, whose fees have been disclosed to Thoratec, none of TEC, TCA or any of their Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with any of the transactions contemplated hereby who might be entitled to a fee or commission relating to the
Merger  or  any  other   transaction   contemplated  by  this  Agreement.

3.24 Registration Statement; Joint Proxy Statement/Prospectus. The information to be supplied by TCA in writing for inclusion or incorporation by reference in the Registration Statement on Form S-4 registering the Thoratec Common Stock to be issued in the Merger (the "Registration Statement") as it relates to TCA, at the time the Registration Statement is declared effective by the SEC, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by TCA in writing for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of TCA in connection with the TCA Special Meeting and to the shareholders of Thoratec in connection with the Thoratec Special Meeting (such joint proxy statement/prospectus, as amended and supplemented, is referred to as the "Joint

Proxy Statement/Prospectus"), at the date the Joint Proxy Statement/Prospectus is first mailed to stockholders, at the time of the TCA Special Meeting and the Thoratec Special Meeting, and at the Effective Time shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event with respect to TCA or any of its Subsidiaries shall occur which is required to be described in the Joint Proxy Statement/Prospectus, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of TCA, Thoratec or both, as appropriate.

3.25 Title to and Condition of Property. TCA and its Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the TCA Balance Sheet or acquired after the Reference Date, and have valid leasehold interests in all leased properties and assets, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) liens for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, or (iii) liens securing debt reflected on the TCA Balance Sheet. Schedule 3.25 of the TCA Disclosure Statement identifies each parcel of real property owned or leased by TCA or any of its Subsidiaries. TCA's and its Subsidiaries' real and tangible personal property has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is used.

3.26 No Existing Discussions. As of the date hereof, none of TEC, TCA or any their representatives is engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any TCA Acquisition Proposal (as defined in Section 5.2(c)).

3.27 Food and Drug Administration Matters.

     (a) For purposes of this Agreement:

          (i) "FDA" means the United States Food and Drug Administration and corresponding regulatory agencies in other counties and states of the United States.

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

          (ii) "FDA clearance and approval" means any pre-market notification or pre-market approval application, consent, certificate, registration, permit, license or other authorization, and the filing of any notification, application, report or information, required by the FDA or any other Government Entity pursuant to any FDA Law.

          (iii) "FDA TCA Contractor" means any Person with which TCA or any Subsidiary of TCA formerly or presently had or has any agreement or arrangement (whether oral or written) under which that Person has or had physical possession of, or was or is obligated to develop, test, process, investigate, manufacture or produce, any FDA Regulated Product on behalf of TCA or any Subsidiary of TCA.

          (iv) "FDA Law" means any statute, regulation, judicial or administrative interpretation, guideline, point-to-consider, recommendation or standard international guidance relating to any FDA Regulated Product. "FDA Law" includes, without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. ss. 301 et seq., the FDA Modernization Act of 1997, Stand Alone Provisions, Pub. L. No. 105-115, 111 Stat. 2295 (1997), and equivalent statutes, regulations and guidances adopted by countries, international bodies and other jurisdictions, in addition to the United States, where TCA or any TCA Subsidiary (or, as the term "FDA Law" is used in Section 4.25, where Thoratec or any Thoratec Subsidiary) has facilities, does business, or directly or through others sells or offers for sale any FDA Regulated Product.

          (v) "FDA Regulated Product" means any product or component including, without limitation, any medical device, that is studied, used, held or offered for sale for human research or investigation or clinical use.

     (b) TCA and each of its Subsidiaries possesses all FDA clearances and approvals required under all applicable FDA Laws to conduct its current businesses, to manufacture, hold and sell FDA Regulated Products, and to use and occupy the TCA Real Property (defined in Section 3.20(b)(iv)). All FDA clearances and approvals are in full force and effect.

     (c) There are no facts or circumstances known to TCA that could lead to any FDA clearances or approvals possessed by TCA or any of its Subsidiaries being revoked, suspended, canceled or not renewed. TCA and its Subsidiaries have submitted all necessary reports and filings to the FDA.

     (d) The execution and delivery of the TCA Agreements, the consummation of the Merger and the other transactions contemplated by the TCA Agreements, and


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

the exercise by TCA and its Subsidiaries of the rights to own and operate the businesses of TCA and its Subsidiaries and to use and occupy the TCA Real Property with respect to the TCA Real Property, as presently conducted and operated, will not affect the validity or require the transfer of any FDA clearances or approvals held by TCA or any of its Subsidiaries.

     (e) TCA and its Subsidiaries and, to the knowledge of TCA, all previous owners, lessees, operators and occupants of all TCA Real Property with respect to the TCA Real Property, are in material compliance with, and have materially complied with, all applicable FDA Laws and have not received (or, in the case of such previous owners, lessees, operators and occupants, to the knowledge of TCA have not received) any notice of any non-compliance with any FDA Laws within the past three years.

     (f) There is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, notice of violation, investigation, notice, demand letter, proceeding or request for information pending or any liability (whether actual or contingent) to comply with any FDA Laws that requires any change in any manufacturing procedures by TCA or any Subsidiary of TCA or the repair, reinstatement or clean-up of any TCA Real Property. There is no act, omission, event or circumstance of which TCA or any of its Subsidiaries has knowledge that may give rise to any such action, suit, demand, claim, complaint, hearing, notice of violation, investigations, notice, demand letter, proceeding or request, or any such liability: (i) against, involving or of TCA or any of its Subsidiaries or (ii) against, involving or of any other Person (including, without limitation, any FDA TCA Contractor) that could be imputed or attributed to TCA or any Subsidiary of TCA.

     (g) There has not been any material violation of any FDA Laws by TCA or its Subsidiaries in their prior product developmental efforts, clinical studies, submissions or reports to the FDA or any other Government Entity (or any failure to make any such submission or report) that could reasonably be expected to require investigation, corrective action or enforcement action.

     (h) TCA, its Subsidiaries and their respective agents (in their capacities as such agents) have registered with the FDA all facilities required to be registered and have listed all FDA Regulated Products required to be listed with the FDA.

3.28 Inventories. The inventories of TCA and its Subsidiaries consist of raw materials and supplies, manufactured and purchased parts, work in progress and finished products, all of which are merchantable and fit for the purposes for which they were manufactured. Subject only to the reserves reflected on the TCA

Balance Sheet determined in a manner consistent with TCA's past practices, none of those inventories is slow moving, obsolete, damaged or defective.



                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THUNDER AND MERGER SUB



     Thoratec and Merger Sub jointly and severally make to TCA the representations and warranties contained in this Article IV, in each case subject to the exceptions set forth in the disclosure statement, dated as of the date hereof, delivered by Thoratec to TCA prior to the execution of this Agreement (the "Thoratec Disclosure Statement"). The Thoratec Disclosure Statement is arranged in schedules corresponding to the numbered and lettered Sections of this Article IV, and the disclosure in any schedule of the Thoratec Disclosure Statement shall qualify only the corresponding Section of this
Article IV.

4.1   Organization, Etc.

     (a) Each of Thoratec, its subsidiaries listed on Schedule 4.1(a) of the Thoratec Disclosure Statement (the "Thoratec Subsidiaries") and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Thoratec and each Thoratec Subsidiary are duly qualified to do business, and are each in good standing, in each jurisdiction where the character of its owned or leased properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Thoratec Material Adverse Effect. For purposes of this Agreement, "Thoratec Material Adverse Effect" means any change, circumstance, event or effect that is, or (including with the passage of time) is likely to be or become, materially adverse to the general affairs, business, operations, prospects, assets, condition (financial or otherwise) or results of operations of Thoratec and the Thoratec Subsidiaries taken as a whole, provided that: (i) any adverse change, event, circumstance or effect arising from or relating to general business or economic conditions which does not affect Thoratec and the Thoratec Subsidiaries in a materially disproportionate manner compared to other entities in Thoratec's and the Thoratec Subsidiaries' industries shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a

"Thoratec Material Adverse Effect" and (ii) any adverse change, circumstance, event or effect arising from or relating to the announcement or pendency of the Merger shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a "Thoratec Material Adverse Effect".

     (b) None of Thoratec, any Thoratec Subsidiary or Merger Sub is in violation of any provision of its articles of incorporation, bylaws or any other charter document. Schedule 4.1(b) of the Thoratec Disclosure Statement sets forth: (i) the full name of each Thoratec Subsidiary, its capitalization and the ownership interest of Thoratec and each other Person (if any) therein, (ii) the jurisdiction in which each such Thoratec Subsidiary is organized, (iii) each jurisdiction in which Thoratec and each of the Thoratec Subsidiaries is qualified to do business as a foreign Person and (iv) a brief summary of the business and material operations of each Thoratec Subsidiary. Thoratec has made available to TCA and TEC accurate and complete copies of the articles of incorporation, bylaws and any other charter documents, as currently in effect, of Thoratec and each of the Thoratec Subsidiaries.

4.2 Authority Relative to This Agreement. Each of Thoratec and Merger Sub has full corporate power and authority to execute and deliver the TCA Agreements and the TEC Agreements and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery of the TCA Agreements and the TEC Agreements, and the consummation of the Merger and the other transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors of each of Thoratec and Merger Sub and no other corporate proceedings on the part of either Thoratec or Merger Sub are necessary to authorize the TCA Agreements and the TEC Agreements or to consummate the Merger and the other transactions contemplated hereby and thereby (other than, with respect to the Merger, the approval of the issuance of the Thoratec Common Stock in the Merger at the Thoratec Special Meeting or any adjournment or postponement thereof in accordance with California law). Each of the TCA Agreements and the TEC Agreement has been duly and validly executed and delivered by Thoratec (and in the case of this Agreement, Merger Sub) and, assuming due authorization, execution and delivery by TCA, constitutes a valid and binding agreement of each of Thoratec and Merger Sub, enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

4.3 No Violations, Etc. No filing with or notification to, and no permit, authorization, consent or approval of, any Government Entity is necessary on the


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

part of Thoratec or Merger Sub for the consummation by Thoratec or Merger Sub of the Merger or the other transactions contemplated by the TCA Agreements or by the TEC Agreements, or the exercise by Thoratec, TCA and their Subsidiaries of full rights to own and operate their businesses as presently being conducted, except (i) for the filing of the Articles of Merger as required by the Massachusetts Law, (ii) the filing with the SEC and the effectiveness of the Registration Statement, (iii) the applicable requirements of the Exchange Act (including with respect to the Joint Proxy Statement/Prospectus), state securities or "blue sky" laws, state takeover laws and the listing requirements of Nasdaq and (iv) filings required under the HSR Act. None of the execution and delivery of the TCA Agreements and the TEC Agreements, the consummation of the Merger or any of the other transactions contemplated hereby and thereby, compliance by Thoratec and Merger Sub with all of the provisions hereof and thereof, or the exercise by Thoratec, TCA or any of their Subsidiaries of full rights to own and operate their businesses after the Merger as presently being conducted (subject to obtaining the approval of the issuance of the shares of Thoratec Common Stock in the Merger by the Holders of a majority of the outstanding shares of such stock at the Thoratec Special Meeting or any adjournment or postponement thereof in accordance with the California Law) will
(i) conflict with or result in any breach of any provision of the articles of incorporation, bylaws or any other charter document of Thoratec or any Thoratec Subsidiary, (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Thoratec or any Thoratec Subsidiary, or by which any of its properties or assets may be bound, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or result in any material change in, or give rise to any right of termination, cancellation, acceleration, redemption or repurchase under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Thoratec or any Thoratec Subsidiary is a party or by which any of them or any of their properties or assets may be bound. Schedule 4.3 of the Thoratec Disclosure Statement lists all consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated by the TCA Agreements or the TEC Agreements under any of Thoratec's or any Thoratec Subsidiary's notes, bonds, mortgages, indentures, deeds of trust, licenses or leases, contracts, agreements or other instruments or obligations.

4.4 Board Recommendation. The board of directors of Thoratec has, at a meeting duly held on October 2, 2000: (i) approved and adopted the Merger, the TCA Agreements and the TEC Agreements, (ii) determined that the Merger, the TCA Agreements and the TEC Agreements are fair to and in the best interests of the shareholders of Thoratec and (iii) resolved to recommend the approval and adoption of the Merger, the TCA Agreements and the TEC Agreements at the

Thoratec Special Meeting, including any adjournments or postponements of that meeting.

4.5 Capitalization.

     (a) The authorized capital stock of Thoratec consists of 100,000,000 shares of Common Stock, no par value, of which there were 22,419,753 shares issued and outstanding as of the date of this Agreement, and 2,500,000 shares of Preferred Stock, no par value, of which no shares are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $0.001 par value, 100 of which, as of the date hereof, are issued and outstanding and are held by Thoratec. Merger Sub was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose. All outstanding shares of Thoratec Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the articles of incorporation or bylaws of Thoratec or any agreement to which Thoratec is a party or by which it is bound.

     (b) There are no warrants, options, convertible securities, calls, rights, stock appreciation rights, preemptive rights, rights of first refusal, or agreements or commitments of any nature obligating Thoratec to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests of Thoratec, or obligating Thoratec to grant, issue, extend, accelerate the vesting of, or enter into, any such warrant, option, convertible security, call, right, stock appreciation right, preemptive right, right of first refusal, agreement or commitment. Schedule 4.5 to the Thoratec Disclosure Statement sets forth the weighted average exercise price of all outstanding options to purchase Thoratec Common Stock. To the knowledge of Thoratec, except for the Shareholder Agreement there are no voting trusts, proxies or other agreements or understandings with respect to the capital stock of Thoratec.

     (c) Schedule 4.5(c) of the Thoratec Disclosure Statement sets forth the following information with respect to each outstanding option to purchase Thoratec Common Stock: the aggregate number of shares issuable thereunder, the type of option, the grant date, the expiration date, the exercise price and the vesting schedule. Each option to purchase Thoratec Common Stock was granted in accordance with the terms of the Thoratec stock option plan applicable thereto.
Schedule 4.5(c) of the Thoratec Disclosure Statement sets forth the following information with respect to Thoratec's Amended 1996 Nonemployee Directors Stock Option Plan: the name of each director of Thoratec eligible to receive options under such plan, the number of options issuable as of the date of this Agreement to each such director and an estimate of such amounts as of the Closing Date.

4.6 Registration Statement; Joint Proxy Statement/Prospectus. The information to be supplied by Thoratec for inclusion or incorporation by reference in the Registration Statement as it relates to Thoratec, the Thoratec Subsidiaries or Merger Sub, at the time the Registration Statement is declared effective by the SEC, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by Thoratec for inclusion in the Joint Proxy Statement/Prospectus, at the date the Joint Proxy Statement/Prospectus is first mailed to stockholders, at the time of the TCA Special Meeting and the Thoratec Special Meeting, and at the Effective Time shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time, any event with respect to Thoratec or any Thoratec Subsidiary (including Merger Sub) shall occur which is required to be described in the Joint Proxy Statement/Prospectus, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of TCA, Thoratec or both, as appropriate.

4.7 SEC Filings. Thoratec has filed with the SEC all required forms, reports, registration statements and documents required to be filed by it with the SEC (collectively, all such forms, reports, registration statements and documents filed after January 1, 1997 are referred to herein as the "Thoratec SEC Reports"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be. Accurate and complete copies of the Thoratec SEC Reports have been made available to TCA and TEC. As of their respective dates, the Thoratec SEC Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. To the knowledge of Thoratec, no director or officer of Thoratec has failed to comply with any filing requirements under Section 13 or Section 16(a) of the Exchange Act.

4.8 Compliance with Laws. Neither Thoratec nor any Thoratec Subsidiary has violated or failed to comply with any statute, law, ordinance, rule or regulation (including, without limitation, relating to the export or import of goods or technology) of any Government Entity, except where any such violations or failures to comply would not, individually or in the aggregate, have a

Thoratec Material Adverse Effect. Thoratec and each Thoratec Subsidiary have all permits, licenses and franchises from Government Entities required to conduct their businesses as now being conducted and as proposed to be conducted, except for those the absence of which would not, individually or in the aggregate, have a Thoratec Material Adverse Effect.

4.9 Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Thoratec SEC Reports (the "Thoratec Financial Statements"): (i) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (ii) fairly presented the consolidated financial position of Thoratec and the Thoratec Subsidiaries in all material respects as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of Thoratec, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Thoratec contained in Thoratec's Form 10-Q for the quarter ended July 1, 2000 is hereinafter referred to as the "Thoratec Balance Sheet."

4.10 Absence of Undisclosed Liabilities. Neither Thoratec nor any Thoratec Subsidiary has any liabilities (absolute, accrued, contingent or otherwise) other than (i) liabilities included in the Thoratec Balance Sheet and the related notes to the financial statements, (ii) normal or recurring liabilities incurred in the ordinary course of business consistent with past practice, which, individually or in the aggregate, are not or would not be reasonably likely to have, a Thoratec Material Adverse Effect, and (iii) liabilities under this Agreement.

4.11 Absence of Changes or Events. Except as contemplated by this Agreement, since July 1, 2000 no Thoratec Material Adverse Effect has occurred and, in
addition,   Thoratec  and  the  Thoratec  Subsidiaries  have  not,  directly  or indirectly:

     (a) purchased, otherwise acquired, or agreed to purchase or otherwise acquire, any shares of capital stock or any indebtedness of Thoratec or any Thoratec Subsidiary, or declared, set aside or paid any dividend or otherwise made a distribution (whether in cash, stock, debt or property or any combination thereof) in respect of their capital stock (other than dividends or other distributions payable solely to Thoratec or a wholly owned Thoratec Subsidiary);

     (b) authorized for issuance, issued, sold, delivered, granted or issued any options, warrants, calls, subscriptions or other rights for, or otherwise agreed or committed to issue, sell or deliver any shares of any class of capital stock of Thoratec or any Thoratec Subsidiary or any securities convertible into or exchangeable or exercisable for shares of any class of capital stock of Thoratec or any Thoratec Subsidiary, other than pursuant to and in accordance with the Thoratec stock option plans and warrants disclosed on Schedule 4.5 to the Thoratec Disclosure Statement;

     (c) (i) created or incurred any indebtedness for borrowed money exceeding $250,000 in the aggregate, (ii) assumed, guaranteed, endorsed or otherwise as an accommodation become responsible for the obligations of any other individual, firm or corporation, made any loans or advances to any other individual, firm or corporation exceeding $100,000 in the aggregate, (iii) entered into any oral or written agreement, commitment or transaction or incurred any liability involving, in any one case, in excess of $100,000;

     (d) instituted any change in accounting methods, principles or practices other than as required by GAAP or the rules and regulations promulgated by the SEC and disclosed in the notes to the Thoratec Financial Statements;

     (e) revalued any assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable in excess of amounts previously reserved as reflected in the Thoratec Balance Sheet;

     (f) suffered any damage, destruction or loss, whether covered by insurance or not, except for such as would not, individually or in the aggregate exceed $100,000;

     (g) (i) increased in any manner the compensation of any of its directors, officers or, other than in the ordinary course of business and consistent with past practice, non-officer employees, (ii) granted any severance or termination pay to any Person; (iii) entered into any oral or written employment, consulting, indemnification or severance agreement with any Person; (iv) other than as required by law, adopted, become obligated under, or amended any employee benefit plan, program or arrangement or (v) repriced any options granted under the Thoratec stock option plans;

     (h) sold, transferred, leased, licensed, pledged, mortgaged, encumbered, or otherwise disposed of, or agreed to sell, transfer, lease, license, pledge, mortgage, encumber, or otherwise dispose of, any material properties, (including intangibles, real, personal or mixed), it being understood that this clause (h) does not extend to sales of inventory in the ordinary course of business;

     (i) amended its articles of incorporation, bylaws or any other charter document, or effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

     (j) made any capital expenditure in any calendar month which, when added to all other capital expenditures made by or on behalf of Thoratec and the Thoratec Subsidiaries in such calendar month resulted in such capital expenditures exceeding $150,000 in the aggregate;

     (k) paid, discharged or satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities (including accounts payable) in the ordinary course of business and consistent with past practice, or collected, or accelerated the collection of, any amounts owed (including accounts receivable) other than their collection in the ordinary course of business;

     (l) waived, released, assigned. settled or compromised any material claim or litigation, or commenced a lawsuit other than for the routine collection of bills or

     (m) agreed or proposed to do any of the things described in the preceding clauses (a) through (l) other than as expressly contemplated or provided for in this Agreement.

4.12 Capital Stock of Subsidiaries. Thoratec is the record and beneficial owner of all of the outstanding shares of capital stock or other equity interests of each Thoratec Subsidiary. All of such shares have been duly authorized and are validly issued, fully paid, nonassessable and free of preemptive rights with respect thereto and are owned by Thoratec free and clear of any claim, lien or encumbrance of any kind with respect thereto. There are no proxies or voting agreements with respect to such shares, and there are not any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating Thoratec or any Thoratec Subsidiary to issue, transfer or sell any shares of capital stock of any Thoratec Subsidiary or any other securities convertible into, exercisable for, or evidencing the right to subscribe for any such shares. Thoratec does not directly or indirectly own any equity interest in any Person except the Thoratec Subsidiaries.

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


4.13  Litigation.

     (a) There is no Action pending or, to the knowledge of Thoratec, threatened in writing against Thoratec or any Thoratec Subsidiary, or any of their respective officers and directors (in their capacities as such), or involving any of their assets, before any court, Governmental Entity or arbitration tribunal, except for those Actions which, individually or in the aggregate, would not have a Thoratec Material Adverse Effect. There is no Action pending or, to the knowledge of Thoratec, threatened which in any manner challenges, seeks to, or is reasonably likely to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

     (b) There is no outstanding judgment, order, writ, injunction or decree of any court, Governmental Entity or arbitration tribunal in a proceeding to which Thoratec, any Thoratec Subsidiary or any of their assets is a party, or by which Thoratec, any Thoratec Subsidiary or any of their assets is bound.

4.14 Insurance. Schedule 4.14 of the Thoratec Disclosure Statement lists all insurance policies (including, without limitation, workers' compensation insurance policies) covering any business, properties or assets of Thoratec or any Thoratec Subsidiary, and all claims in excess of $50,000 made against any such policies since January 1, 1997. All such policies are in effect, and true and complete copies of all such policies have been made available to TCA and TEC. Thoratec has not received any notice of the cancellation or threat of cancellation of any of such policy.

4.15  Contracts and Commitments.

     (a) Schedule 4.15(a) of the Thoratec Disclosure Statement contains a complete and accurate list of all agreements, understanding and arrangements, whether written, oral or established through common practice, between Thoratec or any Thoratec Subsidiary and any Person that directly or indirectly beneficially owns, or is controlled by or under common control with any Person that beneficially owns, more than five percent of the outstanding Thoratec Common Stock (the "Thoratec Related Party Agreements"). True and correct copies of all Thoratec Related Party Agreements have been provided to TCA and TEC. To the knowledge of Thoratec, the terms of the Thoratec Related Party Agreements are no less favorable to Thoratec and the Thoratec Subsidiaries than could be obtained from a third party in an arms-length transaction.

     (b) Except as filed (including by incorporation by reference to earlier-filed documents) as an exhibit to the Thoratec SEC Reports filed after January 1, 2000 or as identified on Schedule 4.15(b) to the Thoratec Disclosure Statement (collectively the "Thoratec Contracts", it being understood that the


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

failure to identify an agreement, etc. on that schedule that is required to be identified on that schedule shall nevertheless be considered a "Thoratec Contract"), neither Thoratec nor any Thoratec Subsidiary is a party to or bound by any oral or written contract, obligation or commitment of any type in any of the following categories:

          (i) agreements with any employees or consultants of Thoratec or any Thoratec Subsidiary respecting their employment, consulting, salary, wages, bonuses, incentive compensation, severance or retention pay, or other compensation, except for those employees or consultants whose annual rate of compensation, including potential bonuses and incentive compensation, is less than $100,000;

          (ii) agreements or plans under which benefits will be increased or accelerated by the occurrence of any of the transactions contemplated by the TCA Agreements or the TEC Agreements or under which the value of the benefits will be calculated on the basis of any of the transactions contemplated by such agreements;

          (iii) agreements, contracts or commitments currently in force relating to the disposition or acquisition of assets other than in the ordinary course of business, or relating to an ownership interest in any corporation, partnership, joint venture or other business enterprise;

          (iv) agreements, contracts or commitments for the purchase of goods, supplies or equipment: (A) which are with sole or single source suppliers or (B) for a cost, for any one such agreement, contract and commitment, in excess of $250,000 and which, in the case of this clause (B), provide for purchase prices substantially greater than those presently prevailing for such materials, supplies or equipment;

          (v) guarantees or other agreements, contracts or commitments under which Thoratec or any Thoratec Subsidiary is absolutely or contingently liable for (A) the performance of any other Person (other than Thoratec or any Thoratec Subsidiary), or (B) the whole or any part of the indebtedness or payment obligations of any other Person (other than Thoratec or any Thoratec Subsidiary);

          (vi) powers of attorney authorizing the incurrence of a material obligation on the part of Thoratec or any Thoratec Subsidiary;

          (vii) agreements, contracts or commitments which limit or restrict (A) where Thoratec or any Thoratec Subsidiary may conduct business, (B) the type or lines of business (current or future) in which they may engage or
     (C) any acquisition of assets or stock (tangible or intangible) by Thoratec or any Thoratec Subsidiary;

          (viii) agreements, contracts or commitments containing any agreement with respect to a change of control of Thoratec or any Thoratec Subsidiary;

          (ix) agreements, contracts or commitments for the borrowing or lending of money, or the availability of credit (except credit extended by Thoratec or any Thoratec Subsidiary to customers in the ordinary course of business and consistent with past practice);

          (x) any hedging, option, derivative or other similar transaction and any foreign exchange position or contract for the exchange of currency or

          (xi) any joint marketing or joint development agreement, or any license or distribution agreement relating to any Thoratec product or planned product.

     (c) Neither Thoratec or any Thoratec Subsidiary, nor to Thoratec's knowledge any other party to a Thoratec Contract, has materially breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under (nor does there exist any condition under which, with the passage of time or the giving of notice or both, could reasonably be expected to cause a material breach, violation or default under), any Thoratec Contract.

     (d) Each Thoratec Contract is a valid, binding and enforceable obligation of Thoratec, and to Thoratec's knowledge of the other party or parties thereto, in accordance with its terms, and is in full force and effect, except where the failure to be valid, binding, enforceable and in full force and effect would not have a Thoratec Material Adverse Effect and to the extent enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity.

     (e) An accurate and complete copy of each Thoratec Contract has been made available to TCA and TEC.

4.16 Labor Matters; Employment and Labor Contracts.

     (a) None of Thoratec or any Thoratec Subsidiary is a party to any union contract or other collective bargaining agreement, nor to the knowledge of Thoratec or any Thoratec Subsidiary are there any activities or proceedings of any labor union to organize any of its employees. Each of Thoratec and the

Thoratec Subsidiaries is in compliance with all applicable (i) laws, regulations and agreements respecting employment and employment practices, (ii) terms and conditions of employment, and (iii) occupational health and safety requirements, except for those failures to comply which, individually or in the aggregate, would not have a Thoratec Material Adverse Effect.

     (b) There is no labor strike, slowdown or stoppage pending (or any labor strike or stoppage threatened) against Thoratec or any Thoratec Subsidiary. No petition for certification has been filed and is pending before the National Labor Relations Board with respect to any employees of Thoratec or any Thoratec Subsidiary. Neither Thoratec nor any Thoratec Subsidiary has any obligations under COBRA, with respect to any former employees or qualifying beneficiaries thereunder, except for obligations that would not have, individually or in the aggregate, a Thoratec Material Adverse Effect. There are no controversies pending or, to the knowledge of Thoratec or any Thoratec Subsidiary, threatened, between Thoratec or any Thoratec Subsidiary and any of their respective employees, which controversies would have, individually or in the aggregate, a Thoratec Material Adverse Effect.

4.17 Fairness Opinion. Thoratec has received the opinion of Lehman Brothers Inc. dated on or before the date of this Agreement to the effect that, as of the date hereof, the Exchange Ratio is fair to Thoratec from a financial point of view, and has provided a copy of that opinion to TCA and TEC.

4.18  Intellectual Property Rights.

     (a) Thoratec and the Thoratec Subsidiaries own or have the right to use all intellectual property used to conduct their respective businesses (such intellectual property and the rights thereto are collectively referred to as the "Thoratec IP Rights"). No royalties or other payments are payable to any Person with respect to commercialization of any products presently sold by Thoratec or the Thoratec Subsidiaries.

     (b) The execution, delivery and performance of the TCA Agreements and the consummation of the transactions contemplated hereby will not: (i) constitute a material breach of any instrument or agreement governing any Thoratec IP Rights,
(ii) cause the modification of any terms of any licenses or agreements relating to any Thoratec IP Rights including, but not limited to, the modification of the effective rate of any royalties or other payments provided for in any such license or agreement, (iii) cause the forfeiture or termination of any Thoratec IP Rights, (iv) give rise to a right of forfeiture or termination of any

Thoratec IP Rights or (v) materially impair the right of Thoratec or any of the Thoratec Subsidiaries to use, sell or license any Thoratec IP Rights or portion thereof.

     (c) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Thoratec or any of the Thoratec Subsidiaries: (i) violates in any material respect any license or agreement between Thoratec or any of the Thoratec Subsidiaries and any third party or (ii) to the knowledge of Thoratec, infringes in any material respect any patents or other intellectual property rights of any other party. There is no pending or, to the knowledge of Thoratec, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Thoratec IP Rights, or asserting that any Thoratec IP Rights or the proposed use, sale, license or disposition thereof, or the manufacture, use or sale of any Thoratec products, conflicts or will conflict with the rights of any other party.

     (d) Thoratec has provided to TCA a worldwide list of all patents, trade names, trademarks and service marks, and applications for any of the foregoing owned or possessed by Thoratec or any of the Thoratec Subsidiaries.

     (e) Thoratec has provided to TCA a true and complete copy of its standard form of employee confidentiality agreement and taken commercially reasonable steps to ensure that all key employees and scientific employees (whether or not key) of Thoratec and the Thoratec Subsidiaries have executed such an agreement. All scientific consultants with access to proprietary information of Thoratec or any Thoratec Subsidiary have executed appropriate non-disclosure agreements with respect to such proprietary information.

     (f) Neither Thoratec nor any Thoratec Subsidiary is aware that any of its key or scientific employees or scientific consultants is obligated under any contract, covenant or other agreement or commitment of any nature, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's or consultant's best efforts to promote the interests of Thoratec and the Thoratec Subsidiaries or that would conflict with the business of Thoratec or any of the Thoratec Subsidiaries as presently conducted or proposed to be conducted. Neither Thoratec nor any of the Thoratec Subsidiaries has entered into any agreement to indemnify any other person, including but not limited to any employee or consultant of Thoratec or any of the Thoratec Subsidiaries, against any charge of infringement, misappropriation or misuse of any intellectual property, other than indemnification provisions contained in purchase orders or customer agreements arising in the ordinary course of business. All current and former key or scientific employees and key consultants of any of Thoratec or any of the Thoratec Subsidiaries who in Thoratec's reasonable business judgment were appropriate have signed valid and enforceable written assignments to Thoratec or one or more of the Thoratec Subsidiaries of any and all rights or claims in any intellectual property that any such employee or consultant has or may have by reason of any contribution, participation or other role in the development, conception, creation, reduction to practice or authorship of any invention, innovation, development or work of authorship or any other intellectual property that is used in the business of Thoratec or any of the Thoratec Subsidiaries, and Thoratec and the Thoratec Subsidiaries possess signed copies of all such written assignments by such employees and consultants.

4.19 Taxes.

     (a) Thoratec and each of the Thoratec Subsidiaries have filed all Tax Returns required to have been filed by them, and have paid (or Thoratec has paid on behalf of the Thoratec Subsidiaries), all Taxes required to have been shown on such Tax Returns. The most recent financial statements contained in the Thoratec SEC Reports reflect an adequate accrual (which accruals were established in accordance with GAAP) for the payment of all Taxes payable by Thoratec and the Thoratec Subsidiaries, as of the date of such financial statements. Except as reasonably would not have a Thoratec Material Adverse Effect, no deficiencies for any Taxes have been proposed, asserted or assessed against Thoratec or any of the Thoratec Subsidiaries. Neither Thoratec nor any of the Thoratec Subsidiaries has filed for any extension of time to file any Tax Return which has not since been filed, in each case filed or required to be filed with a Government Entity.

     (b) Neither Thoratec nor any of the Thoratec Subsidiaries is a party to any contract, agreement, plan or arrangement including, but not limited to, the TCA Agreements, covering any employee or former employee of Thoratec or any of the Thoratec Subsidiaries that: (i) could give rise to the payment of any amounts that would constitute excess parachute payments within the meaning of Sections 280G of the Code with respect to the change in ownership or control that may occur upon the consummation of the Merger or (ii) could give rise to the payment of any amount that would constitute a parachute payment within the meaning of
Section 280G of the Code with respect to any change in ownership or control of Thoratec occurring after the Closing Date. During the taxable year ending on the Closing Date, Thoratec and the Thoratec Subsidiaries have not become obligated to make any payment the deduction of which would be disallowed pursuant to
Section 162(m) of the Code.

     (c) None of Thoratec and the Thoratec Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a Subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Thoratec or any of the Thoratec Subsidiaries.

     (d) None of Thoratec and the Thoratec Subsidiaries: (i) has received any notice that it is being audited by any taxing authority, (ii) has granted any presently operative waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax, (iii) has permitted any Tax lien to be placed on any asset of Thoratec or any of the Thoratec Subsidiaries, except with respect to Taxes not yet due and payable or (iv) has availed itself of any Tax amnesty or similar relief in any taxing jurisdiction.

     (e) None of Thoratec and the Thoratec Subsidiaries is aware of any reason why the Merger will fail to qualify as a reorganization under the provisions of
Section 368(a) of the Code.

     (f) Thoratec has not been a United States real property holding corporation within the meaning of Section 897 of the Code at any time after June 30, 1995.

     (g) Neither Thoratec nor any of the Thoratec Subsidiaries has any liability for the Taxes of any Person other than itself, Thoratec or another present Thoratec Subsidiary. Neither Thoratec nor any of the Thoratec Subsidiaries is a party to any tax sharing or tax indemnity agreement.

4.20 Employee Benefit Plans; ERISA.

     (a) There are no "employee pension benefit plans" as defined in Section 3(2) of ERISA ("Thoratec Pension Plans"), "welfare benefit plans" as defined in
Section 3(1) of ERISA ("Thoratec Welfare Plans"), or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, holiday, or vacation plans, or any other employee benefit plan, program, policy or arrangement covering employees (or former employees) employed in the United States that either is maintained or contributed to by Thoratec, any of the Thoratec Subsidiaries or any Thoratec ERISA Affiliate (as hereinafter defined) or to which Thoratec, any of the Thoratec Subsidiaries or any Thoratec ERISA Affiliate is obligated to make payments or otherwise may have any liability (collectively, the "Thoratec Employee Benefit Plans") with respect to employees or former employees of Thoratec, any of the Thoratec Subsidiaries, or any Thoratec ERISA Affiliate. For purposes of this Agreement, "Thoratec ERISA Affiliate" means any person (as defined in Section 3(9) of ERISA) that is or has been a member of any group of persons described in Section 414(b), (c), (m) or (o) of the Code, including, without limitation, Thoratec or a Thoratec Subsidiary.

     (b) Thoratec and each of the Thoratec Subsidiaries, and each of the Thoratec Pension Plans and Thoratec Welfare Plans, are in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws.

     (c) All contributions to, and payments from, the Thoratec Pension Plans which are required to have been made in accordance with the Thoratec Pension Plans have been timely made.

     (d) All Thoratec Pension Plans intended to qualify under Section 401 of the Code have been determined by the IRS to be so qualified, and no event has occurred and no condition exists with respect to the form or operation of any Thoratec Pension Plan which would cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Code.

     (e) There are no (i) investigations pending by any Government Entity involving any Thoratec Pension Plan or Thoratec Welfare Plan, or (ii) pending or, to the knowledge of Thoratec, threatened claims (other than routine claims for benefits), suits or proceedings against any Thoratec Pension Plan or Thoratec Welfare Plan, against the assets of any of the trusts under any Thoratec Pension Plan or Thoratec Welfare Plan or against any fiduciary of any Thoratec Pension Plan or Thoratec Welfare Plan with respect to the operation of such plan or asserting any rights or claims to benefits under any Thoratec Pension Plan or Thoratec Welfare Plan or against the assets of any trust under any such plan, except for those which would not, individually or in the aggregate, give rise to any liability which would have a Thoratec Material Adverse Effect. To the best of Thoratec's knowledge, there are no facts which would give rise to any liability under this Section 4.20(e), except for those which would not, individually or in the aggregate, either impair Thoratec's ability to consummate the Merger or any of the other transactions contemplated hereby or have a Thoratec Material Adverse Effect.

     (f) None of Thoratec, any of the Thoratec Subsidiaries or any employee of the foregoing, nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to any Thoratec Pension Plan or Thoratec Welfare Plan, has engaged in a "prohibited transaction" (as that term is defined in Section 4975 of the Code or Section 406 of ERISA) other than such transactions that would not, individually or in the aggregate, either impair Thoratec's ability to consummate the Merger or any of the other transactions contemplated hereby or have a Thoratec Material Adverse Effect.

     (g) None of Thoratec, any of the Thoratec Subsidiaries, or any Thoratec ERISA Affiliate maintains or contributes to, nor has it ever maintained or contributed to, any pension plan subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

     (h) None of Thoratec, any Thoratec Subsidiary or any Thoratec ERISA Affiliate has incurred any material liability under Title IV of ERISA that has not been satisfied in full.

     (i) None of Thoratec, any of the Thoratec Subsidiaries or any Thoratec ERISA Affiliate has any material liability (including any contingent liability under Section 4204 of ERISA) with respect to any multiemployer plan, within the meaning of Section 3(37) of ERISA, covering employees (or former employees) employed in the United States.

     (j) With respect to each of the Thoratec Employee Benefit Plans, true, correct and complete copies of the following documents have been made available to TCA: (i) the plan document and any related trust agreement, including amendments thereto, (ii) any current summary plan descriptions and other material communications to participants relating to the Thoratec Employee Benefit Plans, (iii) the three most recent Forms 5500, if applicable, and (iv) the most recent IRS determination letter, if applicable.

     (k) None of the Thoratec Welfare Plans provides for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under COBRA, or except at the expense of the participant or the participant's beneficiary. Thoratec and each of the Thoratec Subsidiaries which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder except where the failure to comply would not, individually or in the aggregate, either impair Thoratec's ability to consummate the Merger or any other transaction contemplated hereby or have a Thoratec Material Adverse Effect.

     (l) No liability under any Thoratec Pension Plan or Thoratec Welfare Plan has been funded nor has any such obligation been satisfied with the purchase of a contract from an insurance company as to which Thoratec or any of its Subsidiaries has received notice that such insurance company is in rehabilitation or a comparable proceeding.



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

     (m) The  consummation  of the  transactions  contemplated  by the  Thoratec
Agreements will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of Thoratec or any of its Subsidiaries.

     (n) Schedule 4.20(n) of the Thoratec Disclosure Statement lists each Thoratec Foreign Plan (as hereinafter defined). Thoratec and each of the Thoratec Subsidiaries and each of the Thoratec Foreign Plans are in compliance with applicable laws, and all required contributions have been made to the Thoratec Foreign Plans, except where the failure to comply or make contributions would not, individually or in the aggregate, either impair Thoratec's ability to consummate the Merger or any other transaction contemplated hereby or have a Thoratec Material Adverse Effect. Each of the Thoratec Foreign Plans that is a funded defined benefit pension plan has a fair market value of plan assets that is greater than the plan's liabilities, as determined in accordance with applicable laws. For purposes hereof, "Thoratec Foreign Plan" means any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, Thoratec or any Thoratec Subsidiary with respect to any employees (or former employees) employed outside the United States to the extent the benefits provided thereunder are not mandated by the laws of the applicable foreign jurisdiction.

4.21 Environmental Matters.

     (a) For purposes of this Agreement, "Thoratec Contractor" means any Person with which Thoratec or any Thoratec Subsidiary formerly or presently has any agreement or arrangement (whether oral or written) under which such Person has or had physical possession of, and was or is obligated to develop, test, process, manufacture or produce any product or substance on behalf of Thoratec or any Thoratec Subsidiary.

     (b) Except for such cases that, individually or in the aggregate, have not and would not have a Thoratec Material Adverse Effect:

          (i) Each of Thoratec and the Thoratec Subsidiaries possesses all Environmental Permits required under applicable Environmental Laws to conduct its current business and to use and occupy the Thoratec Real Property (as defined below) for its current business. All Environmental
     Permits are in full force and effect and Thoratec and each Thoratec Subsidiary are, and to Thoratec's knowledge have at all times been, in compliance with such Environmental Permits.

          (ii)  There  are  no  facts  or  circumstances   indicating  that  any
     Environmental   Permit  possessed  by  Thoratec  or  any  of  the  Thoratec


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

     Subsidiaries would or might be revoked, suspended, canceled or not renewed, and all appropriate necessary action in connection with the renewal or extension of all Environmental Permits possessed by Thoratec or any Thoratec Subsidiary relating to the current business and the Thoratec Real Property has been taken.

          (iii) The execution and delivery of the TCA Agreements and the consummation by Thoratec of the Merger and the other transactions contemplated hereby and the exercise by Thoratec and the Surviving Corporation of rights to own and operate the business of Thoratec and the Thoratec Subsidiaries and use and occupy the Thoratec Real Property and carry on its business as presently conducted will not affect the validity or require the transfer of any Environmental Permits held by Thoratec or any of the Thoratec Subsidiaries and will not require any notification, disclosure, registration, reporting, filing, investigation or remediation under any Environmental Law.

          (iv)  Thoratec  and  each of the  Thoratec  Subsidiaries  and,  to the knowledge of Thoratec, all previous owners, lessees, operators and occupants of the real property now or previously owned, leased or occupied by Thoratec or any of the Thoratec Subsidiaries (the "Thoratec Real Property"), are in compliance with, and within the period of all applicable statutes of limitation, have complied with all applicable Environmental Laws and have not received written notice of any liability under any Environmental Law, and neither Thoratec or any of the Thoratec Subsidiaries nor any portion of the Thoratec Real Property is in violation of any Environmental Law.

          (v) There is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, notice of violation, investigation, notice or demand letter, proceeding or request for information pending or any liability (whether actual or contingent) to make good, repair, reinstate or clean up any of the Thoratec Real Property or any real property previously owned, leased, occupied or used by Thoratec or any of the Thoratec Subsidiaries.

          (vi) There has not been any disposal, spill, discharge, or release of any Hazardous Material generated, used, owned, stored, or controlled by Thoratec, any of the Thoratec Subsidiaries, or respective predecessors in interest, on, at, or under any Thoratec Real Property, or by any Thoratec Contractor, and there are no Hazardous Materials located in, at, on, or under, or in the vicinity of, any such facility or property, or at any other location, in any such case that could reasonably be expected to require investigation, removal, remedial, or corrective action by Thoratec or any of the Thoratec Subsidiaries.



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

          (vii) (A) Other than cleaning and office supplies normally used in the operation of an office, Hazardous Materials have not been generated, used, treated, handled or stored on, or transported to or from, or released on any Thoratec Real Property or, any property adjoining any Thoratec Real Property; (B) Thoratec and the Thoratec Subsidiaries have disposed of all wastes, including those wastes containing Hazardous Materials, in compliance with all applicable Environmental Law and Environmental Permits; and (C) neither Thoratec nor any of the Thoratec Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or any analogous state or country list or which is the subject of any environmental claim.

          (viii) There has not been any underground or above ground storage tank or other underground storage receptacle or related piping, or any impoundment or other disposal area containing Hazardous Materials located on any Thoratec Real Property, and no asbestos or polychlorinated biphenyls have been used or disposed of, or have been located at, on, or under any Thoratec Real Property.

          (ix) Thoratec and the Thoratec Subsidiaries have taken all actions necessary under applicable requirements of Environmental Law to register any products or materials required to be registered by Thoratec or any of the Thoratec Subsidiaries (or any of their respective agents) thereunder.


     (c) After a reasonable investigation made by Thoratec, Thoratec has made available to TCA all records and files, including, but not limited to, all assessments, reports, studies, audits, analyses, tests and data in possession of Thoratec and the Thoratec Subsidiaries concerning the existence of Hazardous Materials at any Thoratec Real Property or concerning compliance by Thoratec and the Thoratec Subsidiaries with, or liability under, any Environmental Law.

4.22 Finders or Brokers. Except for Lehman Brothers Inc., whose fees have been disclosed to TCA, neither Thoratec nor any Thoratec Subsidiary has employed any investment banker, broker, finder or intermediary in connection with any of the transactions contemplated hereby who might be entitled to a fee or commission relating to the Merger or any other transaction contemplated by this Agreement.

4.23 Title to and Condition of Property. Thoratec and the Thoratec Subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Thoratec Balance Sheet or acquired after the Reference Date, and have valid leasehold interests in all leased properties and assets, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character,


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

except (i) liens for current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, or (iii) liens securing debt reflected on the Thoratec Balance Sheet. Schedule 4.23 of the Thoratec Disclosure Statement identifies each parcel of real property owned or leased by Thoratec or any Thoratec Subsidiary. Thoratec's and the Thoratec Subsidiaries' real and tangible personal property has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is used. 4.24 Officer's Certificate as to Tax Matters. Thoratec does not know of any reason why it will be unable to deliver to Heller Ehrman White & McAuliffe LLP and Hale and Dorr LLP, at the Closing, an officer's certificate in the form and substance of Exhibit C to this Agreement. Thoratec shall use its best efforts to obtain and deliver that certificate to both of those firms.

4.25  Food and Drug Administration Matters.

     (a) For purposes of this Agreement, "FDA Thoratec Contractor" means any Person with which Thoratec or any Thoratec Subsidiary formerly or presently had or has any agreement or arrangement (whether oral or written) under which that Person has or had physical possession of, or was or is obligated to develop, test, process, manufacture or produce, any FDA Regulated Product on behalf of Thoratec or any Thoratec Subsidiary.

     (b) Thoratec and each Thoratec Subsidiary possesses all FDA clearances and approvals required under all applicable FDA Laws to conduct its current businesses, to manufacture, hold and sell FDA Regulated Products, and to use and occupy the Thoratec Real Property (defined in Section 4.21(b)(iv)). All FDA clearances and approvals are in full force and effect.

     (c) There are no facts or circumstances known to Thoratec that could lead to any FDA clearances or approvals possessed by Thoratec or any Thoratec Subsidiary being revoked, suspended, canceled or not renewed. Thoratec and each Thoratec Subsidiary have submitted all necessary reports and filings to the FDA.

     (d) The execution and delivery of the TCA Agreements, the consummation of the Merger and the other transactions contemplated by the TCA Agreements, and the exercise by Thoratec and the Thoratec Subsidiaries of the rights to own and operate the businesses of Thoratec and the Thoratec Subsidiaries and to use and occupy the Thoratec Real Property with respect to the Thoratec Real Property, as presently conducted and operated, will not affect the validity or require the transfer of any FDA clearances or approvals held by Thoratec or any Thoratec Subsidiary.

     (e) Thoratec and the Thoratec Subsidiaries and, to the knowledge of Thoratec, all previous owners, lessees, operators and occupants of all Thoratec Real Property with respect to the Thoratec Real Property, are in material compliance with, and have materially complied with, all applicable FDA Laws and have not received (or, in the case of such previous owners, lessees, operators and occupants, to the knowledge of Thoratec have not received) any notice of any non-compliance with any FDA Laws within the past three years.

     (f) There is no civil, criminal or administrative action, suit, demand, claim, complaint, hearing, notice of violation, investigation, notice, demand letter, proceeding or request for information pending or any liability (whether actual or contingent) to comply with any FDA Laws that requires any change in any manufacturing procedures by Thoratec or any Thoratec Subsidiary or the repair, reinstatement or clean-up of any Thoratec Real Property. There is no act, omission, event or circumstance of which Thoratec or any Thoratec Subsidiary has knowledge that may give rise to any such action, suit, demand, claim, complaint, hearing, notice of violation, investigations, notice, demand letter, proceeding or request, or any such liability: (i) against, involving or of Thoratec or any Thoratec Subsidiary or (ii) against, involving or of any other Person (including, without limitation, any FDA Thoratec Contractor) that could be imputed or attributed to Thoratec or any Thoratec Subsidiary.

     (g) There has not been any material violation of any FDA Laws by Thoratec or any Thoratec Subsidiary in their prior product developmental efforts, clinical studies, submissions or reports to the FDA or any other Government Entity (or any failure to make any such submission or report) that could reasonably be expected to require investigation, corrective action or enforcement action.

     (h) Thoratec, Thoratec Subsidiaries and their respective agents (in their capacities as such agents) have registered with the FDA all facilities required to be registered and have listed all FDA Regulated Products required to be listed with the FDA.

4.26 Inventories. The inventories of Thoratec and the Thoratec Subsidiaries consist of raw materials and supplies, manufactured and purchased parts, work in progress and finished products, all of which are merchantable and fit for the purposes for which they were manufactured. Subject only to the reserves reflected on the Thoratec Balance Sheet determined in a manner consistent with

Thoratec's past practices, none of those inventories is slow moving, obsolete, damaged or defective.



                                    ARTICLE V

                                    COVENANTS



5.1 Conduct of Business During Interim Period. Except as contemplated or required by this Agreement, as set forth on Schedule 5.1 to the TCA Disclosure Statement or Schedule 5.1 to the Thoratec Disclosure Statement, or as expressly consented to in writing by Thoratec or TCA, as the case may be, during the period from the date of this Agreement to the earlier of the termination of this Agreement and the Effective Time, each of TCA and its Subsidiaries, on the one hand, and Thoratec and the Thoratec Subsidiaries, on the other hand, shall (i) conduct its operations according to its ordinary and usual course of business consistent with past practice, (ii) use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees in each business function and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it, and (iii) not take any action which would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the earlier of the termination of this Agreement and the Effective Time, neither TCA nor any of its Subsidiaries will, without the prior written consent of Thoratec, and neither Thoratec nor any Thoratec Subsidiary will, without the prior written consent of TCA, directly or indirectly, do any of the following:

     (a) enter into, violate, extend, amend or otherwise modify or waive any of the terms of (i) any joint venture, license, or agreement relating to the joint development or transfer of technology or TCA IP Rights or Thoratec IP Rights, as the case may be, or (ii) except in the ordinary course of business and consistent with past practice, any other agreements, commitments or contracts;

     (b) split,  combine or  reclassify  any shares of its  capital  stock;

     (c) except as permitted in Section 5.4(e) or (f), as appropriate, of this Agreement, authorize, solicit, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with any other Person with respect to, any plan of liquidation or dissolution, any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities, any material change in capitalization, or any partnership, association, joint venture, joint development, technology transfer, or other material business alliance;

     (d) fail to renew any insurance policy naming it as a beneficiary or a loss payee, or take any steps or fail to take any steps that would permit any insurance policy naming it as a beneficiary or a loss payee to be canceled, terminated or materially altered, except in the ordinary course of business and consistent with past practice and following written notice to Thoratec or TCA, as the case may be;

     (e) maintain its books and records in a manner other than in the ordinary course of business and consistent with past practice;

     (f) enter into any hedging, option, derivative or other similar transaction or any foreign exchange position or contract for the exchange of currency other than in the ordinary course of business and consistent with past practice;

     (g) institute any change in its accounting methods, principles or practices other than as required by GAAP, or the rules and regulations promulgated by the SEC, or revalue any assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivables;

     (h) in respect of any Taxes, make or change any material election, change any accounting method, enter into any closing agreement, settle any material claim or assessment, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment except as required by applicable law;

     (i) suspend, terminate or otherwise discontinue any planned or ongoing material research and development activities, programs or other such activities;

     (j) issue any capital stock or debt instruments (other than upon conversion or exercise of existing options, warrants or debt instruments that have been disclosed in Section 3.6 or 4.5 of this Agreement or the related schedules to the related disclosure statements), or any options, warrants or other rights to purchase or acquire any capital stock or debt instruments;

     (k) purchase any capital stock or debt instruments, or any options, warrants or other rights to purchase or acquire any capital stock or debt instruments or



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

     (l) take or agree to take, any of the actions described in Section 3.10, in the case of TCA, or Section 4.11, in the case of Thoratec, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

5.2 No Solicitation.

     (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VIII, TEC, TCA and their Subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any TCA Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any TCA Acquisition Proposal, (iii) engage in discussions with any Person with respect to any TCA Acquisition Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any TCA Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any TCA Acquisition Transaction. Notwithstanding anything to the contrary contained in this Section 5.2 or in any other provision of this Agreement, TEC, TCA and their boards of directors: (i) may participate in discussions or negotiations with or furnish information to any third party that, after the date of this Agreement, makes an unsolicited TCA Acquisition Proposal (a "TCA Potential Acquiror") or approve an unsolicited TCA Acquisition Proposal if the respective board is advised by its financial advisor that the TCA Potential Acquiror submitting such TCA Acquisition Proposal has the financial wherewithal to consummate that TCA Acquisition Proposal, and that board determines in good faith (A) after receiving written advice from its financial advisor, that such TCA Acquisition Proposal is a TCA Superior Offer (as defined in Section 5.4(e)), and (B) following consultation with outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information or approve the TCA Acquisition Proposal would violate the board's fiduciary duties under applicable law and even in the absence of this Section 5.2. TCA and TEC agree that any non-public information furnished to a TCA Potential Acquiror will be pursuant to a confidentiality and nonsolicitation agreement containing provisions at least as favorable to TCA as the confidentiality and nonsolicitation provisions of the Confidentiality Agreements (as defined in Section 5.3). If TCA or TEC shall determine to provide any information as described above, or shall receive a TCA Acquisition Proposal, it shall promptly, and in any event within 24 hours, inform Thoratec in writing as to that fact and shall furnish to Thoratec the identity of the recipient of such information to be provided and/or the TCA Potential Acquiror and the terms of such TCA Acquisition Proposal.

     (b) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VIII, Thoratec and the Thoratec Subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Thoratec Acquisition Proposal (as hereinafter defined), (ii) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Thoratec Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Thoratec Acquisition Proposal, except as to the existence of these provisions,
(iv) approve, endorse or recommend any Thoratec Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract agreement or commitment contemplating or otherwise relating to any Thoratec Acquisition Transaction. Notwithstanding anything to the contrary contained in this Section
5.2 or in any  other  provision  of this  Agreement,  Thoratec  and its board of directors may participate in discussions or negotiations with or furnish information to any third party that, after the date of this Agreement, makes an unsolicited Thoratec Acquisition Proposal (a "Thoratec Potential Acquiror") or approve an unsolicited Thoratec Acquisition Proposal if the board is advised by its financial advisor that the Thoratec Potential Acquiror submitting such Thoratec Acquisition Proposal has the financial wherewithal to consummate that Thoratec Acquisition Proposal, and the board determines in good faith, following consultation with outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information or approve the Thoratec Acquisition Proposal would violate the board's fiduciary duties under applicable law and even in the absence of this Section 5.2. Thoratec agrees that any non-public information furnished to a Thoratec Potential Acquiror will be pursuant to a confidentiality and nonsolicitation agreement containing provisions at least as favorable to Thoratec as the confidentiality and nonsolicitation provisions of the Confidentiality Agreements (as defined in Section 5.3). If Thoratec shall determine to provide any information as described above, or shall receive any Thoratec Acquisition Proposal, it shall promptly, and in any event within 24 hours, inform TCA and TEC in writing as to that fact and shall furnish to TCA and TEC the identity of the recipient of such information to be provided and/or the Thoratec Potential Acquiror and the terms of such Thoratec Acquisition Proposal.

     (c) For purposes of this Agreement, "TCA Acquisition Proposal" means any offer or proposal (other than an offer or proposal by Thoratec) relating to any TCA Acquisition Transaction. For purposes of this Agreement, "TCA Acquisition Transaction" means any transaction or series of related transactions involving:
(A) any purchase from TCA or acquisition by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of TCA or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of TCA or any merger, consolidation, business combination or similar transaction involving TCA; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of TCA or (C) any liquidation or dissolution of TCA.

     (d) For purposes of this Agreement, "Thoratec Acquisition Proposal" means any offer or proposal relating to any Thoratec Acquisition Transaction. For purposes of this Agreement, "Thoratec Acquisition Transaction" means any transaction or series of related transactions involving: (A) any purchase from Thoratec or acquisition by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of Thoratec or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 15% or more of the total outstanding voting securities of Thoratec or any merger, consolidation, business combination or similar transaction involving Thoratec; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of Thoratec or (C) any liquidation or dissolution of Thoratec.

     (e) In addition to the obligations of TCA and TEC set forth in Section 5.2(a), TCA and TEC as promptly as practicable shall advise Thoratec orally and in writing of any TCA Acquisition Proposal or any request for non-public information or inquiry which TCA or TEC reasonably believes would lead to a TCA Acquisition Proposal or to any TCA Acquisition Transaction, the material terms and conditions of such TCA Acquisition Proposal, request or inquiry, and the


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identity of the Person or group making any such TCA Acquisition  Proposal or any amendment or modification thereto, request or inquiry. TCA and TEC shall keep Thoratec informed as promptly as practicable in all material respects of the
status  and  details  (including   material   amendments  or  proposed  material
amendments) of any such TCA  Acquisition  Proposal,  request or inquiry.

     (f) In addition to the obligations of Thoratec set forth in Section 5.2(b), Thoratec as promptly as practicable shall advise TCA and TEC orally and in writing of any Thoratec Acquisition Proposal or any request for non-public information or inquiry which Thoratec reasonably believes would lead to a Thoratec Acquisition Proposal or to any Thoratec Acquisition Transaction, the material terms and conditions of such Thoratec Acquisition Proposal or any amendments or modifications thereto, request or inquiry, and the identity of the Person or group making any such Thoratec Acquisition Proposal, request or inquiry.

5.3 Access to Information. From the date of this Agreement until the Effective Time, TCA and Thoratec shall each afford to the other and their authorized representatives (including counsel, consultants, accountants, auditors and agents) reasonable access during normal business hours and upon reasonable notice to all of its facilities, personnel and operations and to all of its and its Subsidiaries books and records, shall permit the other and its authorized representatives to conduct inspections as they may reasonably request and shall instruct its officers and those of its Subsidiaries to furnish such persons with such financial and operating data and other information with respect to its business and properties as they may from time to time reasonably request, subject to the restrictions set forth in the Confidentiality Agreements dated as of March 15, 2000 and July 26, 2000 between Thoratec and TCA (the "Confidentiality Agreements").

5.4   Special Meetings; Registration Statement; Board Recommendations.

     (a) TCA Special Meeting. Promptly after the date hereof, TCA will take all action necessary in accordance with Massachusetts Law and its Articles of Organization and bylaws to convene a meeting of TCA's stockholders to consider adoption and approval of this Agreement and approval of the Merger (the "TCA Special Meeting") to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement. Subject to Section 5.4(e), TCA will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the


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American  Stock  Exchange  or  Massachusetts   Law  to  obtain  such  approvals.
Notwithstanding anything to the contrary contained in this Agreement, TCA may adjourn or postpone the TCA Special Meeting to the extent necessary to ensure
that   any   necessary    supplement   or   amendment   to   the   Joint   Proxy
Statement/Prospectus is provided to TCA's stockholders in advance of a vote on the Merger and this Agreement or, if as of the time for which the TCA Special
Meeting   is   originally   scheduled   (as  set  forth  in  the   Joint   Proxy
Statement/Prospectus)   there  are  insufficient  shares  of  TCA  Common  Stock
represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the TCA Special Meeting. TCA shall ensure that the TCA Special Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by TCA in connection with the TCA Special Meeting are
solicited,   in  compliance  with  the  Massachusetts  Law,  TCA's  Articles  of
Organization and bylaws, the rules of the American Stock Exchange and all other applicable legal requirements. TCA's obligation to call, give notice of, convene and hold the TCA Special Meeting in accordance with this Section 5.4(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to TCA of any TCA Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the board of directors of TCA with respect to the Merger or this Agreement.

     (b) Thoratec Special Meeting. Promptly after the date hereof, Thoratec will take all action necessary in accordance with California Law and its articles of incorporation and bylaws to convene a meeting of Thoratec's shareholders to consider the issuance of Thoratec Common Stock in the Merger (the "Thoratec Special Meeting") to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement. Subject to Section 5.4(f), Thoratec will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the issuance of Thoratec Common Stock in the Merger and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of Nasdaq or California Law to obtain such approval. Notwithstanding anything to the contrary contained in this Agreement, Thoratec may adjourn or postpone the Thoratec Special Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement/Prospectus is provided to Thoratec's shareholders in advance of a vote on the issuance of Thoratec Common Stock in the Merger and this Agreement or, if as of the time for which the Thoratec Special Meeting is originally scheduled (as set forth in the Joint Proxy
Statement/Prospectus) there are insufficient shares of Thoratec Common Stock represented (either in person or by proxy) to constitute a quorum necessary to



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conduct the business of the Thoratec Special Meeting. Thoratec shall ensure that the Thoratec Special Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by Thoratec in connection with the Thoratec Special Meeting are solicited, in compliance with the California Law, Thoratec's articles of incorporation and bylaws, the rules of Nasdaq and all other applicable legal requirements. Thoratec's obligation to call, give notice of, convene and hold the Thoratec Special Meeting in accordance with this Section 5.4(b) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to Thoratec of any Thoratec Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the board of directors of Thoratec with respect to the issuance of Thoratec Common Stock in the Merger.

     (c) Subject to Section 5.4(e): (i) the board of directors of TCA shall recommend that TCA's stockholders vote in favor of and adopt and approve this Agreement and approve the Merger at the TCA Special Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of TCA has recommended that TCA's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the TCA Special Meeting; and (iii) neither the board of directors of TCA nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Thoratec, the recommendation of the board of directors of TCA that TCA's stockholders vote in favor of and adopt and approve this Agreement and the Merger.

     (d) Subject to Section 5.4(f): (i) the board of directors of Thoratec shall recommend that Thoratec's shareholders vote in favor of the issuance of Thoratec Common Stock in the Merger at the Thoratec Special Meeting; (ii) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the board of directors of Thoratec has recommended that Thoratec's shareholders vote in favor of the issuance of Thoratec Common Stock in the Merger at the Thoratec Special Meeting; and (iii) neither the board of directors of Thoratec nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to TCA, the recommendation of Thoratec's board of directors of Thoratec that Thoratec's shareholders vote in favor of the issuance of Thoratec Common Stock in the Merger.

     (e) Nothing in this Agreement shall prevent the board of directors of TCA from withholding, withdrawing, amending or modifying its recommendation in favor of the Merger if (i) a TCA Superior Offer (as defined below) is made to TCA and is not withdrawn, (ii) TCA shall have provided written notice to Thoratec (a "Notice of TCA Superior Offer") advising Thoratec that TCA has received a TCA Superior Offer, specifying the material terms and conditions of such TCA Superior Offer and identifying the Person or entity making such TCA Superior Offer, (iii) Thoratec shall not have, within five business days of Thoratec's


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

receipt of the Notice of TCA Superior Proposal, made an offer that the TCA board of directors by a majority vote determines in its good faith judgment (based on the written advice of its financial advisor) to be at least as favorable to TCA's stockholders as such TCA Superior Offer (it being agreed that the TCA board of directors shall convene a meeting to consider any such offer by Thoratec promptly following the receipt thereof), (iv) the board of directors of TCA concludes in good faith, after consultation with its outside counsel, that, in light of such TCA Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the board of directors of TCA to comply with its fiduciary obligations to TCA's stockholders under applicable law and (v) TCA shall not have violated any of the restrictions set forth in Section 5.2 or this Section 5.4(e). TCA shall provide Thoratec with at least three business days prior notice (or such lesser prior notice as provided to the members of TCA's board of directors but in no event less than 24 hours) of any meeting of TCA's board of directors at which TCA's board of directors is reasonably expected to consider any TCA Acquisition Transaction. Subject to applicable laws, nothing contained in this Section 5.4(e) shall limit TCA's obligation to hold and convene the TCA Special Meeting (regardless of whether the recommendation of the board of directors of TCA shall have been withdrawn, amended or modified). For purposes of this Agreement, "TCA Superior Offer" means an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger or consolidation involving TCA pursuant to which the stockholders of TCA immediately preceding such transaction hold less than a majority of the equity interests in the surviving or resulting entity of such transaction or (ii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger, directly or indirectly, of ownership of 100% of the then outstanding shares of capital stock of TCA on terms that the board of directors of TCA determines, in its reasonable good faith judgment (based on the written advice of its financial advisor) to be more favorable to the TCA stockholders than the terms of the Merger, provided that any such offer shall not be deemed to be a "TCA Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not fully committed.


     (f) Nothing in this Agreement shall prevent the board of directors of Thoratec from withholding, withdrawing, amending or modifying its recommendation in favor of the issuance of Thoratec Common Stock in the Merger if (i) a Thoratec Superior Offer (as defined below) is made to Thoratec and is not withdrawn, (ii) Thoratec shall have provided written notice to TCA and TEC (a "Notice of Thoratec Superior Offer") advising TCA and TEC that Thoratec has received a Thoratec Superior Offer, specifying the material terms and conditions of such Thoratec Superior Offer and identifying the Person or entity making such Thoratec Superior Offer, (iii) the board of directors of Thoratec concludes in


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good faith, after consultation with its outside counsel,  that, in light of such
Thoratec Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the board of directors of Thoratec to comply with its fiduciary obligations to Thoratec's shareholders under applicable law and (iv) Thoratec shall not have violated any of the restrictions set forth in Section 5.2 or this Section 5.4(f). Thoratec shall provide TCA and TEC with at least three business days prior notice (or such lesser prior notice as provided to the members of Thoratec's board of directors but in no event less than 24 hours) of any meeting of Thoratec's board of directors at which Thoratec's board of directors is reasonably expected to consider any Thoratec Acquisition Transaction. Subject to applicable laws, nothing contained in this Section 5.4(f) shall limit Thoratec's obligation to hold and convene the Thoratec Special Meeting (regardless of whether the recommendation of the board of directors of Thoratec shall have been withdrawn, amended or modified). For purposes of this Agreement, "Thoratec Superior Offer" means an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger or consolidation involving Thoratec pursuant to which the shareholders of Thoratec immediately preceding such transaction hold less than a majority of the equity interests in the surviving or resulting entity of such transaction or (ii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger, directly or indirectly, of ownership of 100% of the then outstanding shares of capital stock of Thoratec on terms that the board of directors of Thoratec determines, in its reasonable good faith judgment (based on the written advice of its financial advisor) to be more favorable to the Thoratec shareholders than the terms of the Merger, provided that any such offer shall not be deemed to be a "Thoratec Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not fully committed.

     (g) Nothing in this Agreement shall prohibit TCA or its board of directors or Thoratec or its board of directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act.

     (h) As promptly as practicable after the execution of this Agreement, TCA and Thoratec shall mutually prepare, and TCA shall file with the SEC, a preliminary form of the Joint Proxy Statement/Prospectus. As promptly as practicable following receipt of SEC comments on such preliminary Joint Proxy Statement/Prospectus, Thoratec and TCA shall mutually prepare a response to such comments. Upon resolution of all comments, Thoratec shall file the Registration


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

Statement with the SEC. Thoratec and TCA shall use all commercially reasonable efforts to have the preliminary Joint Proxy Statement/Prospectus cleared by the SEC and the Registration Statement declared effective by the SEC as promptly as practicable. Thoratec shall also take any action required to be taken under applicable state blue sky or securities laws in connection with Thoratec Common Stock to be issued in exchange for the shares of TCA Common Stock. Thoratec and TCA shall promptly furnish to each other all information, and take such other actions (including, without limitation, using all commercially reasonable efforts to provide any required consents of their respective independent auditors), as may reasonably be requested in connection with any action by any of them in connection with the preceding sentences of this Section 5.4(h). Whenever any party learns of the occurrence of any event which is required to be set forth in an amendment or supplement to the Joint Proxy Statement/Prospectus, the Registration Statement or any other filing made pursuant to this Section 5.4(h), Thoratec or TCA, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff and/or mailing of such amendment or supplement to the stockholders of TCA, Thoratec or both, as appropriate.

     (i) Subject to Section 5.4(e), the Joint Proxy Statement/Prospectus shall contain the recommendation of the board of directors of TCA in favor of the approval and adoption of the Merger and this Agreement.

     (j) Subject to Section 5.4(f), the Joint Proxy Statement/Prospectus shall contain the recommendation of the board of directors of Thoratec in favor of the issuance of Thoratec Common Stock in the Merger.

     (k) Subject to the next sentence, TEC shall vote (or cause to be voted) all the shares of TCA Common Stock held directly or indirectly by it in favor of this Agreement and the Merger at the TCA Special Meeting and any adjournments or postponements thereof. However, TEC shall be excused from that obligation if, but only if, the TCA board of directors withholds or withdraws its recommendation in accordance with Section 5.4(e).

5.5 Commercially Reasonable Efforts.

     (a) Subject to the terms and conditions herein provided, Thoratec, Merger Sub, TEC and TCA shall use their commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or appropriate under this Agreement and applicable laws to consummate and make effective the transactions contemplated by this Agreement, including, without limitation:

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          (i) entering into or causing their  appropriate  Subsidiaries to enter into the agreements required to be entered into by them or those Subsidiaries as referenced in Sections 7.1 and 7.2 of this Agreement, (ii) satisfying the other conditions to closing set forth in those sections over which they have control or influence, (iii) promptly filing Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and responding as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation, (iv) using commercially reasonable efforts to obtain all necessary governmental and private party consents, approvals or waivers, and (v) using commercially reasonable efforts to lift any legal bar to the Merger.

     (b) Notwithstanding anything to the contrary in this Agreement, none of Thoratec, TCA or any of their respective Subsidiaries shall be required to (i) divest, hold separate or license any business, product line or assets, (ii) take any action or accept any limitation that could reasonably be expected to have a Thoratec Material Adverse Effect or a TCA Material Adverse Effect or (iii) agree to any of the foregoing in order to effect or facilitate the Merger.

5.6 Public Announcements. Before issuing any press release or otherwise making any public statement with respect to the Merger or any of the other transactions contemplated hereby, Thoratec, Merger Sub, TEC and TCA shall consult with each other as to its form and substance, and agree not to issue any such press release or general communication to employees or make any public statement prior to obtaining the consent of the others (which shall not be unreasonably withheld or delayed), except as may be required by applicable law or by the rules and regulations of or listing agreement with Nasdaq, The American Stock Exchange, the New York Stock Exchange or as may otherwise be required by Nasdaq, The American Stock Exchange, the New York Stock Exchange or the SEC.

5.7 Notification of Certain Matters. TCA and TEC shall promptly notify Thoratec, and Thoratec shall promptly notify TCA and TEC, of the occurrence or non-occurrence of any event the respective occurrence or non-occurrence of which would be likely to cause any condition to the obligations of the notifying party to effect the Merger not to be fulfilled. TCA and TEC shall give prompt notice to Thoratec, and Thoratec shall give prompt notice to TCA and TEC, of any communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger or other transactions contemplated hereby.



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5.8 Indemnification.

     (a) The articles of organization and bylaws of the Surviving Corporation shall contain, and Thoratec shall cause the Surviving Corporation to fulfill and honor, the provisions with respect to indemnification and exculpation that are substantially identical to those set forth in the articles of organization and bylaws of TCA as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of any of the Indemnified Parties. In addition, Thoratec shall guarantee the obligations of TCA pursuant to any indemnification agreements between TCA and any of the Indemnified Parties. "Indemnified Parties" shall include each person who is or was a director or officer of TCA or any Subsidiary of TCA at any time before the Effective Time, and each person who serves or has in the past served at the request of TCA or any subsidiary of TCA as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at any time before the Effective Time. Notwithstanding the foregoing, Thoratec's and the Surviving Corporation's obligations set forth in this Section 5.8(a) are in all respects conditioned upon TEC's performance of its obligations set forth in
Section 5.8(b).

     (b) For a period of six years after the Effective Time, TEC shall maintain in effect directors' and officers' liability insurance covering those persons who are (as of the Closing) or at any time before the Closing were directors or officers of TCA or any of TCA's Subsidiaries on terms comparable to those of the directors' and officers' liability insurance policy currently maintained by TEC. Thoratec shall reimburse TEC for the costs of that policy not to exceed $75,000 per year.

     (c) Each Indemnified Party shall comply with the reasonable requests of the Surviving Corporation or Thoratec in defending or settling any action hereunder, provided that no proposed settlement of any such action need be considered by any Indemnified Party unless (A) such settlement involves no finding or admission of any liability by any Indemnified Party, and (B) the sole relief provided in connection with such settlement is monetary damages that are paid in full by the Surviving Corporation or Thoratec.

5.9 Affiliate Agreements. Concurrently with the execution and delivery hereof, TCA shall deliver to Thoratec a list (reasonably satisfactory to counsel for Thoratec), setting forth the names of all persons who are expected to be, at the Effective Time, in TCA's reasonable judgment, Affiliates of TCA. TCA shall furnish such information and documents as Thoratec may reasonably request for


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the purpose of reviewing  such list.  TCA shall  deliver a written  agreement in substantially the form of Exhibit D hereto (a "TCA Affiliate Agreement") executed by each person (other than TEC) identified as an Affiliate in the list furnished pursuant to this Section 5.9 within ten days after the execution of this Agreement.

5.10 Nasdaq Listing. Prior to the Effective Time, Thoratec shall file with Nasdaq a notification form for listing additional shares with respect to the shares of Thoratec Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger.

5.11 Resignation of Directors and Officers. Without prejudice to TEC's rights under the Shareholder Agreement, prior to the Effective Time TCA shall deliver to Thoratec at no cost the resignations of such directors and officers of TCA and its Subsidiaries as Thoratec shall specify at least ten business days prior to the Closing, effective at the Effective Time.

5.12 Consents of Thoratec's and TCA's Accountants. Each of Thoratec and TCA shall use commercially reasonable efforts to cause its independent accountants to deliver to Thoratec a consent, dated the date on which the Registration Statement shall become effective, in form reasonably satisfactory to Thoratec and customary in scope and substance for consents delivered by independent public accountants in connection with the Registration Statement and the Joint Proxy Statement/Prospectus.

5.13 Ancillary Agreements. Concurrently with the execution hereof, TEC and Thoratec are executing and delivering the Shareholder Agreement and the Registration Rights Agreement.

5.14 Form S-8. No later than 10 days after the Effective Time, Thoratec shall file with the SEC a Registration Statement, on Form S-8 or other appropriate form under the Securities Act, to register Thoratec Common Stock issuable upon exercise of the Thoratec Exchange Options.

5.15 SEC Filings.

     (a) TCA will deliver promptly to Thoratec true and complete copies of each report, registration statement or statement mailed by it to its security holders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports, including the consolidated financial statements included therein, and statements (excluding any information therein provided by Thoratec or Merger Sub, as to which TCA makes no representation) will not contain any untrue


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

statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in such reports, (x) shall comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (y) shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) shall fairly present the consolidated financial position of TCA and its Subsidiaries in all material respects as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

     (b) Thoratec will deliver promptly to TCA true and complete copies of each report, registration statement and other statement mailed by it to its security holders generally or filed by it with the SEC, in each case subsequent to the date hereof and prior to the Effective Time. As of their respective dates, such reports, including the consolidated financial statements included therein, and statements (excluding any information therein provided by TCA, as to which Thoratec makes no representation) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading and will comply in all material respects with all applicable requirements of law. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in such reports (x) shall comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (y) shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) shall fairly present the consolidated financial position of Thoratec and the Thoratec Subsidiaries in all material respects as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount.

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

5.16 Employee Benefit Matters.

     (a) With respect to the "401(k) plan" maintained by TEC in which employees of TCA and its Subsidiaries participate, effective as of the Closing TEC shall cause the accrued benefits of such employees under that plan to be fully vested and immediately distributable to or on behalf of those employees to the full extent permitted by law. As soon as practicable after the Closing, Thoratec shall cause the employees of TCA and its Subsidiaries to be eligible to participate in the 401(k) plan maintained by Thoratec and to allow such employees to elect to roll over their distributable accrued benefits under the 401(k) plan maintained by TEC, including any outstanding loans of such employees, to Thoratec's 401(k) plan.

     (b) The current severance policy of TCA and its Subsidiaries with respect to their employees is set forth in the TCA Employee Policy and Procedure Manual (the January 2000 version, as modified September 27, 2000), a copy of which has been provided to Thoratec. After the Closing, Thoratec shall cause TCA and the Subsidiaries of TCA to honor that policy for qualifying terminations of employment, occurring within 12 months after the Closing, of persons who are employed by TCA or any such Subsidiary just before the Closing. Nothing in this
Section 5.16(b) shall in any manner diminish TCA's Parent's obligations referenced in Section 3.14(f).

     (c) With respect to the participation of employees of TCA and its Subsidiaries in the Thoratec Welfare Plans, Thoratec shall (i) cause to be waived any pre-existing condition limitations, (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such employees with respect to similar plans maintained by TCA immediately before the Closing and (iii) recognize all credited service for purposes of eligibility and level of benefits to the same extent such service was recognized under similar plans maintained by TCA immediately before the Closing. Thoratec shall make appropriate arrangements to allow the use by TCA employees of any accrued benefits under any cafeteria plan (as defined in Section 125 of the Code) which was maintained by TCA or any of its Subsidiaries for such employees.

     (d) Thoratec shall provide any required notice under the Worker Adjustment and Retraining Notification Act and any other applicable law and to otherwise comply with any such statute with respect to any "plant closing" or "mass layoff" (as defined in that act) or similar event affecting employees of TCA or any TCA Subsidiary and occurring after the Closing.



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

     (e) Thoratec shall provide any required notice under COBRA for any persons employed by TCA or any Subsidiary of TCA.

5.17 Notification of Certain Matters. TCA and TEC shall give prompt notice to Thoratec, and Thoratec shall give prompt notice to TCA and TEC, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of the TCA or TEC, Thoratec or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any transaction contemplated by this Agreement, or (iv) any facts or circumstances arise that could reasonably be expected to result in an TCA Material Adverse Effect or a Thoratec Material Adverse Effect, as the case may be.

5.18 Relinquishment of Name. Within 60 days after the Closing, TCA shall cease, and shall cause its Subsidiaries to cease, using the name "Thermo" or any confusingly similar name in its business and operations. However, TCA and its Subsidiaries shall not be required to remove the "Thermo" name from any products or product components that are in inventory as of the Closing or that are completed within one year after the Closing. Nothing in this Section 5.18 shall require that TCA or any Subsidiary of TCA cancel any order for any product, product component, literature or other item that includes the "Thermo" name, placed before the Closing, if its doing so would constitute a breach of any obligation or result in any requirement to pay any material termination or cancellation fee. Without time limit, Thoratec, TCA and the Subsidiaries of TCA shall be permitted to explain that TCA is the same company that was formerly named "Thermo Cardiosystems Inc." and that TCA's Subsidiaries are subsidiaries of that company.

5.19 Special Retention Agreements. Upon request by Thoratec including, if Thoratec so requests, promptly after this Agreement is signed, TCA shall cooperate with Thoratec: (a) to adopt a written retention plan, containing such terms and conditions as Thoratec shall prescribe (subject to the consent of TCA, which Thoratec shall not unreasonably withhold), for the benefit of those of TCA's and TCA's Subsidiaries' key employees whom Thoratec identifies with TCA's assistance, under which (subject to whatever further conditions Thoratec may prescribe) rights will vest if and when the Merger closes and (b) shall deliver a copy of that plan to those employees.



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

5.20 Cooperation in Tax Matters. Until the applicable statutes of limitations (including any extensions) have expired, TEC and TCA shall each: (i) provide the other with such assistance as the other may reasonably request in connection with the preparation or amendment of any Tax Return or in connection with any audit or other examination by any taxing authority or any judicial or administrative proceedings relating to liability for any Taxes respecting any period ending on or before the Closing Date or that otherwise includes the Closing Date, (ii) retain and provide the other with any records or other information that may be relevant to any such Tax Return, audit, examination, proceeding or determination and (iii) provide the other with any final determination of any such audit, examination, proceedings or determination that affects any amount required to be shown on any such Tax Return. Without limiting the generality of the foregoing, TEC and TCA shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules and other records and information that may be relevant to such Tax Returns as may be necessary to allow it to satisfy its obligations under this Section 5.20 and shall not destroy or otherwise dispose of any such records without first providing the other with a reasonable opportunity to review and copy them. To the extent TEC reasonably requests, TCA and Thoratec shall agree to maintain the confidentiality of any information furnished by TEC under this Section 5.20, provided that TCA and Thoratec may use such information in connection with any Tax Return of Thoratec, TCA or any Subsidiary of TCA, any communication to or from any taxing authority, and in connection with any controversy regarding any Taxes payable or paid by Thoratec, TCA or any Subsidiary of TCA. Without limiting the generality of any of the foregoing, during the period ending 60 days after the Effective Time TEC shall use its commercially reasonable efforts to secure for TCA and TCA's Subsidiaries any tax benefit to which they are entitled as a result of any settlement or other agreement between TEC and any tax authority.

5.21 Environmental Insurance. Thoratec may choose to assess, before the Closing, whether to purchase so-called "environmental insurance" with respect to one or more of the properties that are occupied by TCA or Subsidiaries of TCA. If Thoratec does choose to make that assessment, TEC and TCA shall cooperate with Thoratec to assist that assessment including, for example, by permitting one or more representatives of Thoratec or prospective insurers to inspect those properties and records relating to those properties, provided that that inspection shall not extend beyond those non-invasive procedures and steps that comprise a so-called "ASTM Phase I Environmental Site Assessment" and provided further that, before the Closing, any information generated by such inspection shall not be disclosed to any Governmental Entity or third party, other than a prospective insurer, except and only to the extent required by law. Nothing in


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

this Section 5.21 shall be construed to diminish any of the representations and warranties set forth in Article III including, for example, those set forth in
Section 3.20.

5.22 ITC Patent. ITC holds U.S. Patent No. 5731212 (the "Patent"). TEC has requested that ITC grant a license under the Patent to TEC or an affiliate of TEC that is not TCA or a Subsidiary of TCA. However, Thoratec has not as yet had an opportunity to assess whether that is an appropriate or desirable course of action for ITC. Accordingly, promptly after this Agreement is signed, TEC will give Thoratec access to ITC personnel and information relevant to the Patent and its applications in order to enable Thoratec to make that assessment. Thoratec will make that assessment in good faith and a commercially reasonable manner. Thoratec will then advise TEC whether Thoratec is prepared to license the Patent to TEC or such an affiliate and, if so, in what field or fields of use, in which case Thoratec and TEC shall then, in good faith, exercise commercially reasonable efforts to negotiate such a license.


                                   ARTICLE VI

                 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY



     The respective obligations of each party to this Agreement to effect the Merger shall be subject to the fulfillment on or before the Effective Time of each of the following conditions, any one or more of which may be waived in writing by all the parties hereto:

6.1 Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

6.2 TCA Stockholder Approval. The approval of a majority of the outstanding shares of TCA Common Stock for adoption of the Merger Agreement and approval of the Merger shall have been obtained at the TCA Special Meeting or any adjournment or postponement thereof.

6.3 Thoratec Shareholder Approval. The approval of a majority of the outstanding shares of Thoratec Common Stock in favor of the issuance of Thoratec Common


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

Stock in the Merger shall have been obtained at the Thoratec Special Meeting or any adjournment or postponement thereof.

6.4 Listing of Additional Shares. The shares of Thoratec Common Stock issuable in connection with the Merger shall have been approved for listing on Nasdaq.

6.5 Governmental Clearances. The waiting periods applicable to consummation of the Merger under the HSR Act shall have expired or been terminated. Other than the filing of the Articles of Merger which shall be accomplished as provided in
Section 1.2, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Government Entity the failure of which to obtain or comply with would be reasonably likely to have a TCA Material Adverse Effect or a Thoratec Material Adverse Effect shall have been obtained or filed.

6.6 Tax Matters. Each of Thoratec and Merger Sub shall have received an opinion of Heller Ehrman White & McAuliffe LLP, counsel to Thoratec and Merger Sub, and TCA shall have received an opinion of Hale and Dorr LLP, counsel to TCA, each such opinion dated as of the Effective Time, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinions, (i) the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code; (ii) each of Thoratec, Merger Sub and TCA will be a party to such reorganization within the meaning of Section 368(b) of the Code; and (iii) except with respect to cash received in lieu of fractional share interests in Thoratec Common Stock or upon the exercise of dissenters' appraisal rights, no gain or loss will be recognized, for United States federal income tax purposes, by a stockholder of TCA as a result of the Merger with respect to the shares of TCA Common Stock converted into Thoratec Common Stock. If counsel to either Thoratec or TCA does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion in the required form to such party.

6.7 Statute or Decree. No writ, order, temporary restraining order, preliminary injunction or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority, which remains in effect, and prohibits the consummation of the Merger or otherwise makes it illegal, nor shall any Government Entity have instituted any action, suit or proceeding which remains pending and which seeks to enjoin, restrain or prohibit the consummation of the Merger in accordance with the terms of this Agreement.

6.8 TCA Dissenting Shares. Holders of shares of TCA Common Stock shall not have satisfied the requirements of clauses (i) and (ii) of Section 2.3(f) with


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

respect to 5% or more of the shares of TCA Common Stock outstanding at the record date for the TCA Special Meeting.

6.9 Thoratec Dissenting Shares. Holders of shares of Thoratec Common Stock shall not have satisfied the requirements of Sections 1300(b)(2) and (3) of the California Law with respect to 5% or more of the shares of Thoratec Common Stock outstanding at the record date for the Thoratec Special Meeting.


                                   ARTICLE VII

            CONDITIONS TO THE OBLIGATIONS OF TCA AND THORATEC



7.1 Additional Conditions To The Obligations Of TCA. The obligations of TCA to effect the Merger shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived in writing by TCA:

     (a) The representations and warranties of Thoratec and Merger Sub contained in this Agreement shall be true and correct, in all material respects as of the Effective Time, with the same force and effect as if made at the Effective Time, provided that the word "material" in this sentence shall be ignored when considered with reference to a representation or warranty that already includes a quantitative qualification (for example, a dollar threshold, a reference to "material" or "materiality", or a reference to a "Thoratec Material Adverse Effect".

     (b) Thoratec and Merger Sub shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

     (c) Thoratec and Merger Sub shall have furnished a certificate or certificates of Thoratec and Merger Sub executed on behalf of one or more of their respective officers to evidence compliance with the conditions set forth in Sections 7.1(a) and (b) of this Agreement.

     (d) There shall not have occurred, since the date hereof, any Thoratec Material Adverse Effect.



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

     (e) At the option of TEC: (i) Thoratec, TCA and TEC shall have entered into a collateral and security agreement pursuant to which TCA will grant to TEC a first priority security interest in and to $45,000,000 to secure payment on the TCA Debentures on the other terms and conditions set forth in Exhibit E-1 to this Agreement, (ii) Thoratec, TCA, TEC and a trustee shall have entered into a collateral and security agreement pursuant to which TCA will grant to a trustee a first priority security interest in and to $45,000,000 to secure payment on the TCA Debentures and on the other terms and conditions set forth in Exhibit E-2 to this Agreement or (iii) Thoratec shall have secured a standby letter of credit in favor of TEC or a trustee in the amount of $45,000,000 to secure payment on the TCA Debentures on the other terms and conditions set forth in Exhibit E-3 to this Agreement, provided that TEC notify Thoratec of its election in writing at least 30 days before the date scheduled for the Special Thoratec Meeting and provided further that, in each case, TEC shall be responsible for all third party fees and costs associated with any agreement or letter of credit entered into pursuant to this Section 7.1(e). Notwithstanding the foregoing, if TEC elects the agreement in clause (i) above, TEC may, at any time after the Effective Time, substitute the agreement in clause (ii) or the letter of credit in clause (iii) at its sole cost and expense and Thoratec shall (and shall cause TCA to) execute any documents or agreements reasonably necessary to effectuate that election.

7.2 Additional Conditions To The Obligations Of Thoratec And Merger Sub. The obligations of Thoratec and Merger Sub to effect the Merger shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived in writing by Thoratec:

     (a) The representations and warranties of TCA contained in this Agreement shall be true and correct, in all material respects as of the Effective Time, provided that the word "material" in this sentence shall be ignored when considered with reference to a representation or warranty that already includes a quantitative qualification (for example, a dollar threshold, a reference to "material" or "materiality", or a reference to a "TCA Material Adverse Effect".

     (b) TCA shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     (c) TCA shall have furnished a certificate of TCA executed by one or more of its officers to evidence compliance with the conditions set forth in Sections 7.2(a) and (b) of this Agreement.

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

     (d) Any consents, approvals, notifications, disclosures, and filings and registrations listed or required to be listed in Schedule 3.3 of the TCA Disclosure Statement shall have been obtained or made.

     (e) There shall not have occurred, since the date hereof, any TCA Material Adverse Effect.

     (f) TEC shall have entered into the Termination of Corporate Services Agreement in substantially the form of Exhibit F to this Agreement.

     (g) TEC and all the Subsidiaries of TEC (other than TCA and the Subsidiaries of TCA) shall have paid in full all advances and other payables that are due and owing to TCA or any Subsidiary of TCA and regardless of their due date, net of all advances and other payables that are due and owing to TEC and Subsidiaries of TEC (other than TCA and Subsidiaries of TCA) by TCA and Subsidiaries of TCA regardless of their due date. At the Closing, the Chief Financial Officer of TCA and TEC shall furnish Thoratec with a certificate itemizing all such advances and payables in whatever reasonable detail Thoratec may request.

     (h) After giving effect to the net payment referenced in Section 7.2(g), but before giving effect to the arrangements adopted under Section 7.1(e) and before payment of the fees owed to J.P. Morgan Securities Inc. and The Beacon Group Capital Services, LLC, TCA's consolidated "cash and cash equivalents" and "short-term investments available for sale" as of the Closing Date, determined in the same way that those items were determined in preparing the TCA Financial Statements, shall total at least $125,700,000.

     (i) TEC and TCA shall have entered into an Amendment No. 2 to the August 19, 1988 Sublease Agreement respecting the property located in Woburn, Massachusetts in the form of Exhibit G to this Agreement. TEC shall also have provided Thoratec with written evidence, reasonably satisfactory to Thoratec, that the term of such Sublease Agreement and the term of the lease dated November 1983 between WGO Limited Partnership and TEC, as successor to Thermedics Inc., has been extended to February 28, 2004.

     (j) TCA shall have timely exercised its right to extend, through June 30, 2001, its sublease with Sycamore Networks, Inc. respecting the premises located in Chelmsford, Massachusetts that are currently leased there by TCA.


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

                                  ARTICLE VIII

                                   TERMINATION



8.1  Termination.  This  Agreement  may be  terminated  at any time prior to the
Effective  Time,   whether  before  or  after  the  requisite  approval  of  the stockholders of TCA or Thoratec:

     (a) by mutual written consent duly authorized by the boards of directors of Thoratec and TCA;

     (b) by either TCA or Thoratec if the Merger shall not have been consummated by March 1, 2001 (the "End Date") for any reason, provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement;

     (c) by either TCA or Thoratec if a court of competent jurisdiction or other Government Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

     (d) by TCA or Thoratec if the required approval of the stockholders of TCA contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of TCA stockholders duly convened therefore or at any adjournment thereof if the final vote is taken in fact or the meeting is completed without such a vote having been taken and the meeting is not postponed or adjourned, provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to TCA where the failure to obtain TCA stockholder approval shall have been caused by (i) the action or failure to act of TCA and such action or failure to act constitutes a breach by TCA of this Agreement or (ii) a breach of any of the TEC Agreements by TEC;

     (e) by TCA or Thoratec if the required approval of the shareholders of Thoratec contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Thoratec shareholders


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

duly convened therefore or at any adjournment thereof if the final vote is taken in fact or the meeting is completed without such a vote having been taken and the meeting is not postponed or adjourned, provided that the right to terminate this Agreement under this Section 8.1(e) shall not be available to Thoratec where the failure to obtain Thoratec shareholder approval shall have been caused by the action or failure to act of Thoratec and such action or failure to act constitutes a breach by Thoratec of this Agreement;

     (f) by Thoratec (at any time prior to the adoption and approval of this Agreement and the Merger by the required vote of the stockholders of TCA) if a TCA Triggering Event (as defined below) shall have occurred;

     (g) by TCA (at any time prior to the approval of the issuance of Thoratec Common Stock in the Merger by the required vote of the stockholders of Thoratec) if a Thoratec Triggering Event (as defined below) shall have occurred;

     (h) by TCA, upon a breach of any representation, warranty, covenant or agreement on the part of Thoratec set forth in this Agreement, or if any representation or warranty of TCA shall have become untrue, in either case such that the conditions set forth in Section 7.1(a) or Section 7.1(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that such inaccuracy in Thoratec's representations and warranties or breach by Thoratec remains uncured on the date which is ten business days following written notice of such breach or inaccuracy from TCA to Thoratec (it being understood that TCA may not terminate this Agreement pursuant to this paragraph (h) if it shall have materially breached this Agreement and remains in breach of this agreement as of the date of such termination);

     (i) by Thoratec, upon a breach of any representation, warranty, covenant or agreement on the part of TCA set forth in this Agreement, or if any representation or warranty of TCA shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that such inaccuracy in TCA's representations and warranties or breach by TCA remains uncured on the date which is ten business days following written notice of such breach or inaccuracy from Thoratec to TCA (it being understood that Thoratec may not terminate this Agreement pursuant to this paragraph (i) if it shall have materially breached this Agreement and remains in breach of this agreement as of the date of such termination);



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

     (j) by TCA if the average closing price per share of the Thoratec Common Stock, as reported on Nasdaq for the 20 trading-day period ending with the fifth full trading day immediately preceding the common date that the Thoratec Special Meeting and the TCA Special Meeting are initially scheduled to occur, as set forth in the Joint Proxy Statement/Prospectus originally mailed to the shareholders of TCA and Thoratec, is less than $14.00, provided that, in order to avail itself of this right, TCA must give written notice of termination to Thoratec within 48 hours after that 20-trading day period ends or

     (k) by Thoratec if the average closing price per share of the Thoratec Common Stock, as reported on Nasdaq for the 20 trading-day period ending with the fifth full trading day immediately preceding the common date that the Thoratec Special Meeting and the TCA Special Meeting are initially scheduled to occur, as set forth in the Joint Proxy Statement/Prospectus originally mailed to the shareholders of TCA and Thoratec, is less than $11.00, provided that, in order to avail itself of this right, Thoratec must give written notice of termination to TCA and TEC within 48 hours after that 20-trading day period ends.

     (l) For the purposes of this Agreement, a "TCA Triggering Event" shall be deemed to have occurred if: (i) the board of directors of TCA or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to Thoratec its recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) TCA shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the board of directors of TCA in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) the board of directors of TCA fails to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten days after Thoratec requests in writing that such recommendation be reaffirmed; (iv) the board of directors of TCA or any committee thereof shall have approved or recommended any TCA Acquisition Proposal or (v) a tender or exchange offer relating to securities of TCA shall have been commenced by a Person unaffiliated with Thoratec, and TCA shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten business days after such tender or exchange offer is first published, sent or given, a statement disclosing that TCA recommends rejection of such tender or exchange offer.

     (m) For the purposes of this Agreement, a "Thoratec Triggering Event" shall be deemed to have occurred if: (i) the board of directors of Thoratec or any committee thereof shall for any reason have withdrawn or shall have amended or


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modified in a manner adverse to TCA its  recommendation in favor of the issuance of Thoratec Common Stock in the Merger; (ii) Thoratec shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the board of directors of Thoratec in favor of the issuance of Thoratec Common Stock in the Merger; (iii) the board of directors of Thoratec fails to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten days after TCA requests in writing that such recommendation be reaffirmed; (iv) the board of directors of Thoratec or any committee thereof shall have approved or recommended any Thoratec Acquisition Proposal or (v) a tender or exchange offer relating to securities of Thoratec shall have been commenced by a Person unaffiliated with TCA, and Thoratec shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Thoratec
recommends   rejection  of  such  tender  or  exchange  offer.

8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 will be effective immediately upon the delivery of a valid written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in
Section 5.3, this Section 8.2, Section 8.3 and Article IX, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreements, all of which obligations shall survive termination of this Agreement in accordance with their terms.

8.3   Fees and Expenses.

     (a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with the TCA Agreements and the transactions contemplated hereby (including the fees for filings under the HSR Act) shall be paid by the party incurring such expenses whether or not the Merger is consummated, provided that: (i) Thoratec and TCA shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing (with the SEC) of the Joint Proxy Statement/Prospectus (including any preliminary materials related thereto), and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto and (ii) TEC shall pay all of Thoratec's and TCA's fees and expenses incurred in putting in place and implementing the arrangements contemplated by Section 7.1(e).

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

     (b) TCA Payments. If this Agreement is terminated by Thoratec or TCA, as applicable, pursuant to Sections 8.1(d) or (f) or TCA breaches Section 5.4(e) or TEC breaches Section 5.4(k), then TCA and TEC (jointly and severally) shall promptly, but in no event later than two days after the date of such termination, pay Thoratec a fee equal to $12 million in immediately available funds (the "TCA Termination Fee"). TCA and TEC acknowledge that the agreements contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Thoratec would not have entered into this Agreement. Accordingly, if TCA and TEC fail to pay in a timely manner the amounts due pursuant to this Section 8.3(b) and, in order to obtain such payment, Thoratec makes a claim that results in a judgment against TCA or TEC for the amounts set forth in this Section 8.3(b), TCA and TEC shall pay to Thoratec its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.

     (c) Thoratec Payments. If this Agreement is terminated by TCA or Thoratec, as applicable, pursuant to Sections 8.1(e) or (g) or Thoratec breaches Section 5.4(f), then Thoratec shall promptly, but in no event later than two days after the date of such termination, pay TCA a fee equal to $12 million (in the case of a termination under Section 8.1(g) or a breach under Section 5.4(f)) and $3 million (in the case of a termination under Section 8.1(e)) in immediately available funds (in either such case, the "Thoratec Termination Fee"). Thoratec acknowledges that the agreements contained in this Section 8.3(c) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, TCA and TEC would not have entered into is Agreement. Accordingly, if Thoratec fails to pay in a timely manner the amounts due pursuant to this Section 8.3(c) and, in order to obtain such payment, TCA or TEC makes a claim that results in a judgment against Thoratec for the amounts set forth in this Section 8.3(c), Thoratec shall pay to TCA and TEC their respective reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(c) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.


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

                                   ARTICLE IX

                                  MISCELLANEOUS



9.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of Thoratec, Merger Sub, TCA and TEC at any time prior to the Effective Time, provided that after approval of this Agreement by the stockholders of TCA or Thoratec, no such amendment or modification shall change the amount or form of the consideration to be received by TCA's stockholders in the Merger.

9.2 Waiver of Compliance; Consents. Any failure of Thoratec or Merger Sub, on the one hand, or TCA or TEC, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by TCA or TEC (with respect to any failure by Thoratec or Merger Sub) or Thoratec or Merger Sub (with respect to any failure by TCA or TEC), respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.2.

9.3 Investigations. The respective representations and warranties of Thoratec, Merger Sub, TCA and TEC contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

9.4 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally by overnight courier or similar means or sent by facsimile with written confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice. Any such notice shall be effective upon receipt, if personally delivered or on the next business day following transmittal if sent by confirmed facsimile. Notices shall be delivered as follows:



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

               (a)  if to TCA or TEC,
                    to:                 Thermo  Electron  Corporation
                                        81 Wyman Street
                                        Waltham,  Massachusetts  02454
                                        Telephone:   (781)  622-1198
                                        Facsimile:   (781)  622-1283
                                        Attention:  Seth  H. Hoogasian, Esq.

                    with a copy to:     Hale and Dorr LLP
                                        60 State Street
                                        Boston, Massachusetts 02109
                                        Telephone:  (617) 526-6000
                                        Facsimile   (617) 526-5000
                                        Attention:  Jay E. Bothwick, Esq.

               (b)  if to Thoratec      Thoratec Laboratories Corporation
                    or Merger Sub,      6035 Stoneridge Drive
                    to:                 Pleasanton, California 94588
                                        Telephone:  (925) 847-8600
                                        Facsimile:  (925) 847-8625
                                        Attention:  D. Keith Grossman

                    with a copy to:     Heller Ehrman White & McAuliffe LLP
                                        2500 Sand Hill Road, Suite 100
                                        Menlo Park, California  94025
                                        Telephone:  (650) 234-4200
                                        Facsimile:  (650) 234-4299
                                        Attention:  August J. Moretti, Esq.


9.5 Assignment; Third Party Beneficiaries. Neither this Agreement nor any right, interest or obligation hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or remedies upon any Person other than: (i) the parties to this Agreement and (ii) with respect only to Section 5.8, the Indemnified Parties.

9.6 Termination of Cross License Agreement. Effective if and when the Merger closes and without the necessity for any additional documentation or action by


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any party:  (a) the  Intellectual  Property Cross License  Agreement dated as of
August 19, 1988, between TCA and, by succession, TEC is terminated; (b) TCA and its Subsidiaries release TEC and its Subsidiaries (other than TCA and its Subsidiaries) from all obligations and liabilities under that agreement and (c) TEC and its Subsidiaries (other than TCA and its Subsidiaries) release TCA and its Subsidiaries from all obligations and liabilities under that agreement.

9.7 Governing Law. This Agreement  shall be governed by the laws of the State of
California   without   reference  to  principles  of  conflicts  of  laws.

9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.9 Severability. In case any one or more of the provisions contained in this Agreement should be finally determined to be invalid, illegal or unenforceable in any respect against a party hereto, it shall be adjusted if possible to effect the intent of the parties. In any event, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such final determination shall have been made.

9.10 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. The word "including" shall be deemed to mean "including without limitation."

9.11 Entire Agreement. This Agreement and the other documents signed and dated as of the date of this Agreement, including the exhibits hereto and thereto, and the documents and instruments referred to herein and therein (including the TCA Disclosure Statement and the Thoratec Disclosure Statement), embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

9.12 Definition of "law". When used in this Agreement "law" refers to any applicable law (whether civil, criminal or administrative) including, without limitation, common law, statute, statutory instrument, treaty, regulation, directive, decision, code, order, decree, injunction, resolution or judgment of


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any  government,  quasi-government,   supranational,  federal,  state  or  local
government,  statutory  or  regulatory  body,  court,  or agency.

9.13 Rules of Construction. Each party to this Agreement has been represented by counsel during the preparation and execution of this Agreement, and therefore waives any rule of construction that would construe ambiguities against the party drafting the agreement.

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


      IN WITNESS WHEREOF, Thoratec, Merger Sub, TCA and TEC have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.



                                   THORATEC LABORATORIES CORPORATION


                                   By:       /s/ D. Keith Grossman
                                             ----------------------------------
                                   Name:     D. Keith Grossman
                                   Title:    President and Chief Executive
                                             Officer


                                   LIGHTNING ACQUISITION CORP.


                                    By:       /s/ D. Keith Grossman
                                             ----------------------------------
                                   Name:     D. Keith Grossman
                                   Title:    President and Chief Executive
                                             Officer

                                   THERMO ELECTRON CORPORATION


                                   By:       /s/ Theo Melas-Kyriazi
                                             ----------------------------------
                                   Name:     Theo Melas-Kyriazi
                                   Title:    Vice President and Chief Financial
                                             Officer


                                   THERMO CARDIOSYSTEMS INC.


                                   By:       /s/ Theo Melas-Kyriazi
                                             ----------------------------------
                                   Name:     Theo Melas-Kyriazi
                                   Title:    Vice President and Chief Financial
                                             Officer



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